UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
NEOSTEM, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NEOSTEM, INC.
420 LEXINGTON AVENUE, SUITE 350
NEW YORK, NEW YORK 10170

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To be Held October 3, 2013

To the Stockholders of NeoStem, Inc.:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of NeoStem, Inc. (“NeoStem,” or the “Company”) will be held at the offices of the Company's counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, 17th Floor, New York, New York 10020, on October 3, 2013, at 10:00 a.m. local time for the following purposes:

1.
To adopt an Amended and Restated Certificate of Incorporation of NeoStem, including amendments to (a) provide for the classification of the Board of Directors into three classes, and certain related provisions regarding the Board of Directors, and (b) simplify the description of the business permitted to be carried on by NeoStem;

2.	To elect seven directors;

3.	To approve, on a non-binding advisory basis, the executive compensation of NeoStem's named executive officers as described in this Proxy Statement;

4.	To vote, on a non-binding advisory basis, on the frequency of stockholder advisory votes on executive compensation;

5.	To approve an amendment to NeoStem's Amended & Restated 2009 Equity Compensation Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,600,000 shares;

6.	To ratify the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2013; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement which is set forth on the following pages, where the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on August 19, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NEOSTEM, INC. TO BE HELD OCTOBER 3, 2013. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 ARE AVAILABLE AT http://www.cstproxy.com/neostem/2013. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

All NeoStem stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors of NeoStem, Inc.

Catherine M. Vaczy
Secretary
New York, New York
August 30, 2013

NEOSTEM, INC.
420 Lexington Avenue, Suite 350
New York, New York 10170

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS
To be Held October 3, 2013

SOLICITATION OF PROXY

The accompanying proxy is solicited by the board of directors (the “Board of Directors”) of NeoStem, Inc. (“NeoStem,” the “Company,” “we” or “us”) for use at the 2013 Annual Meeting of Stockholders to be held on October 3, 2013, at 10:00 a.m., local time, or at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of the Company's counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, 17th Floor, New York, New York 10020. NeoStem's telephone number is (212) 584-4180.

These proxy solicitation materials are being mailed on or about September 3, 2013 to all stockholders entitled to vote at the Annual Meeting.

The Annual Meeting is being held for the following purposes:

1.
To adopt an Amended and Restated Certificate of Incorporation of NeoStem, including amendments to (a) provide for the classification of the Board of Directors into three classes, and certain related provisions regarding the Board of Directors, and (b) simplify the description of the business permitted to be carried on by NeoStem;

2.	To elect seven directors;

3.	To approve, on a non-binding advisory basis, the executive compensation of NeoStem's named executive officers as described in this Proxy Statement;

4.	To vote, on a non-binding advisory basis, on the frequency of stockholder advisory votes on executive compensation;

5.	To approve an amendment to NeoStem's Amended & Restated 2009 Equity Compensation Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,600,000 shares;

6.	To ratify the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2013; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This solicitation of proxies is made on behalf of the Company's Board of Directors and the cost thereof will be borne by the Company. Expenses will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $0.001 per share (“Common Stock”) and Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”). Further solicitation of proxies may be made personally, by e-mail or by telephone by the Company's directors, officers and employees who will not receive additional compensation for the solicitation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NEOSTEM, INC. TO BE HELD OCTOBER 3, 2013. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 ARE AVAILABLE AT http://www.cstproxy.com/neostem/2013. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

UNLESS OTHERWISE EXPRESSLY INDICATED, ALL SHARE NUMBERS, SHARE PRICES AND EXERCISE PRICES REFERRED TO IN THIS PROXY STATEMENT HAVE BEEN ADJUSTED TO REFLECT THE ONE-FOR-TEN REVERSE STOCK SPLIT EFFECTED BY THE COMPANY ON JULY 16, 2013.

VOTING OF PROXIES; REVOCATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited on behalf of the Company's Board of Directors for use at the Annual Meeting.

After carefully reading and considering the information contained in and incorporated by reference into this Proxy Statement, please submit your proxy in the manner set forth herein as soon as possible.

A NeoStem stockholder of record may submit a proxy by (i) marking, signing and dating the proxy card enclosed herewith and returning it to NeoStem in the postage-paid envelope provided before the Annual Meeting or (ii) following the instructions to submit a proxy by telephone or internet that appear on your proxy card.

Please note that there are separate arrangements for submitting voting instructions if your shares are registered in the Company's stock records in the name of a broker, bank or other nominee and held on your behalf in street name. NeoStem's stockholders, who own shares through a broker or bank, should check the instructions forwarded by their broker, bank or other holder of record to see which methods are available for submitting voting instructions.

If you are a stockholder of record and you do not submit a proxy or attend the Annual Meeting and vote in person, your shares will not be represented or voted at the Annual Meeting.

All properly signed proxies that the Company receives prior to the vote at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, will be voted FOR:

1.
adoption of NeoStem's Amended and Restated Charter, including amendments to (a) classify the Board of Directors into three classes, and certain related provisions regarding the Board of Directors, and (b) simplify the description of the business permitted to be carried on by NeoStem;

2.    the Board's nominees for director named herein;

3.	approval, on a non-binding advisory basis, of the executive compensation of NeoStem's named executive officers as described in this Proxy Statement;

4.	the option of "EVERY YEAR" with respect to the non-binding advisory vote on the frequency of stockholder advisory votes on executive compensation;

5.	approval of an amendment to the Company's Amended & Restated 2009 Equity Compensation Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,600,000 shares; and

6.	the ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2013.

You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

•	Delivering a written notice to the Secretary of the Company by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	Signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•
Attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must bring to the meeting a legal proxy from the broker, bank, or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

The Company's Board of Directors does not know of any matter that is not referred to in this proxy statement to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

RECORD DATE; OUTSTANDING SHARES; VOTING RIGHTS

The close of business on August 19, 2013 has been fixed by the Company's Board of Directors as the record date for determination of the stockholders of NeoStem entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Holders of record of Common Stock and Series B Preferred Stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were approximately 1,207 stockholders of record holding an aggregate of 20,336,774 shares of Common Stock, and approximately one stockholder of record holding an aggregate of 10,000 shares of Series B Preferred Stock.

Holders of record of Common Stock as of the close of business on the record date will be entitled to one vote for each share held on each matter properly submitted to a vote of the stockholders at the Annual Meeting. Holders of record of Series B Preferred Stock will be entitled to ten votes per share on each matter properly submitted to a vote of the stockholders at the Annual Meeting. Shares of Common Stock and Series B Preferred Stock vote together as one class. Unless the context otherwise requires, all references to NeoStem “stockholders” in this proxy statement refer to holders of Common Stock and holders of Series B Preferred Stock.

There is no right to cumulate votes in the election of directors. Holders of Common Stock and Series B Preferred Stock will not have any appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES; VOTE REQUIRED

A quorum must exist for the transaction of business at the Annual Meeting (other than a motion to adjourn the Annual Meeting). The presence at the Annual Meeting, in person, by remote communication or by proxy, of the holders of presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of NeoStem issued and outstanding and entitled to vote at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” (as discussed below) are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

Assuming that a quorum is present, the approval of the Amended and Restated Certificate of Incorporation of NeoStem (Proposal 1) will require the affirmative vote of the holders of a majority of the voting power of the shares of NeoStem capital stock outstanding as of the record date. If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal.

Assuming that a quorum is present, directors will be elected by a plurality vote (Proposal 2). There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.

Assuming that a quorum is present, the approval of the proposals regarding (i) approval, on a non-binding advisory basis, of the executive compensation of NeoStem's named executive officers as described in this Proxy Statement (Proposal 3); (ii) approval of the amendment to the Company's Amended & Restated 2009 Equity Compensation Plan (Proposal 5); and (iii) ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 6), will each require the affirmative vote of a majority of the total votes cast in person or by proxy. Abstentions and broker “non-votes” with regard to any such proposal are not considered to have been voted on the proposal and therefore will not have any effect on the vote for such proposals.

Assuming that a quorum is present, with respect to the non-binding advisory vote on the frequency of stockholder advisory votes on executive compensation (Proposal 4), the option of every year, every two years or every three years that receives the highest number of votes cast will be the frequency of that vote that has been approved by the Company's stockholders on an advisory basis. Abstentions and broker "non-votes" will not have an effect on the vote for this proposal.

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by NASDAQ, such as the ratification of our independent accounting firm. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on each of the proposals that will be considered at the Annual Meeting is described above.

We believe that the proposal for the ratification of our independent registered public accounting firm is considered to be a “routine” matter, and hence we do not expect that there will be a significant number of broker non-votes on such proposal. We believe that the proposals for the adoption of an Amended and Restated Certificate of Incorporation; election of directors; approval on an advisory basis of the compensation of the Company's named executive officers; the non-binding advisory vote on the frequency of stockholder advisory votes on executive compensation; and approval of an amendment to the Company's Amended and Restated 2009 Equity Compensation Plan, are not considered to be “routine” matters, and hence there may be a significant number of broker non-votes on these proposals.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of NeoStem, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. Unless the context otherwise requires, in this proxy statement, references to “NeoStem,” “we,” “our,” “us” and “the Company” refer to NeoStem, Inc.

Q1: When and where is the Annual Meeting?

A1: The Annual Meeting will be held at the offices of the Company's counsel, Lowenstein Sandler LLP, located at 1251 Avenue of the Americas, 17th Floor, New York, New York 10020, on October 3, 2013, at 10:00 a.m., local time.

Q2: Who can attend the Annual Meeting, and what security procedures apply to attendees?

A2: All NeoStem stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting. You must comply with NeoStem's pre-registration requirements. If you are a stockholder of record and plan to attend the Annual Meeting, please contact Catherine M. Vaczy, Esq. by e-mail at cvaczy@neostem.com or by phone at (212) 584-4180 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or e-mail, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: NeoStem, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170, Attn: Catherine M. Vaczy, Esq., Vice President and General Counsel or cvaczy@neostem.com. In accordance with the security procedures of the building in which Lowenstein Sandler LLP's offices are located, you will be required to present a form of government-issued photograph identification (such as a drivers' license) to security on the day of the Annual Meeting. Please plan your arrival at Lowenstein Sandler's offices so that you allow a reasonable amount of time before the start time of the meeting.

Q3: What am I being asked to vote upon at the Annual Meeting?

A3: NeoStem stockholders are being asked to consider and vote upon the following proposals:

1.
Adoption of an Amended and Restated Certificate of Incorporation of NeoStem, including amendments to (a) provide for the classification of the Board of Directors into three classes, and certain related provisions regarding the Board of Directors and (b) simplify the description of the business permitted to be carried on by NeoStem;

2.    Election of seven directors;

3.	Approval, on a non-binding advisory basis, of the executive compensation of NeoStem's named executive officers as described in this Proxy Statement;

4.    A non-binding advisory vote on the frequency of stockholder advisory votes on executive compensation;

5.	Approval of an amendment to the Company's Amended & Restated 2009 Equity Compensation Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,600,000 shares; and

6.	Ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2013.

Q4: What vote is required to approve the proposals?

A4: Holders of record of NeoStem Common Stock at the close of business on August 19, 2013 (the “Record Date”) will be entitled to one vote for each share held on each matter submitted to a vote of the stockholders of NeoStem. Holders of record of NeoStem Series B Convertible Redeemable Preferred Stock (the “NeoStem Series B Preferred”) at the close of business on the Record Date will be entitled to ten votes per share on each matter submitted to a vote of the stockholders of NeoStem. Shares of NeoStem Common Stock and NeoStem Series B Preferred vote together as one class. Unless the context otherwise requires, all references to NeoStem “stockholders” in this proxy statement refer to holders of NeoStem Common Stock and holders of NeoStem Series B Preferred.

Assuming that a quorum is present, votes required to approve the proposals presented to the NeoStem stockholders are as follows:

(a)
The affirmative vote of a majority of the voting power of the shares of NeoStem capital stock outstanding as of the Record Date is required for adoption of the Amended and Restated Certificate of Incorporation of NeoStem (Proposal 1).

If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal.

(b)	Directors will be elected by plurality vote (Proposal 2).

There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.

(c) The affirmative vote of the holders of a majority of the total votes cast in person or by proxy will be required for (i) approval, on a non-binding advisory basis, of the executive compensation of NeoStem's named executive officers as described in this Proxy Statement (Proposal 3); (ii) approval of the amendment to NeoStem's Amended & Restated 2009 Equity Compensation Plan (Proposal 5); and (iii) ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 6).

Abstentions and broker “non-votes” with respect to these proposals are not considered to have been voted on the respective proposal and therefore will not have any effect on the votes with respect to these proposals.

(d)
With respect to the non-binding advisory vote on the frequency of stockholder advisory votes on executive compensation (Proposal 3), the option of every year, every two years or every three years that receives the highest number of votes cast will be the frequency of that vote that has been approved by the Company's stockholders on an advisory basis.

Abstentions and broker "non-votes" will not have an effect on the advisory vote on the frequency of stockholder advisory votes on executive compensation.

NeoStem stockholders will not have any rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the Annual Meeting.

Q5: How does the Board recommend that I vote?

A5: After careful consideration of a variety of factors described in this proxy statement, the Board unanimously recommends that you vote “FOR”:

1.	Adoption of the Amended and Restated Certificate of Incorporation of NeoStem;

2.    Election of the Board's nominees for director named herein;

3.	Approval, on a non-binding advisory basis, of the executive compensation of NeoStem's named executive officers as described in this Proxy Statement;

4.	The option of "every year" with respect to the non-binding advisory vote on the frequency of stockholder advisory votes on executive compensation;

5.	Approval of an amendment to the Company's Amended & Restated 2009 Equity Compensation Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,600,000 shares; and

6.	Ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2013.

Q6: What constitutes a quorum at the Annual Meeting?

A6: A quorum must exist for the transaction of business at the Annual Meeting (other than consideration of a motion to adjourn the meeting). The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the shares of capital stock of NeoStem issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

Q7: How do I vote my shares?

A7: After you read and consider the information presented and incorporated by reference in this proxy statement, you may vote using any of the following methods:

•	Submit a proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet. If you are a stockholder of record, you may vote by telephone or over the Internet by following the instructions on your proxy card. If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the Internet if they offer those alternatives. Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

•
In person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Q8: If my shares of NeoStem Common Stock are held in “street name” by my broker, will my broker vote my shares for me?

A8: Your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares. Please vote using your voting instruction card so your vote can be counted.

Q9: What can I do if I change my mind after I vote my shares?

A9: If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending a written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy;

•	voting over the Internet at a later time; or

•	attending the Annual Meeting and voting in person.

If you hold shares in street name through your bank, broker or other nominee, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the next question. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q10: What happens if additional matters are presented at the Annual Meeting?

A10: Other than as described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q11: What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A11: If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board's recommendations as follows: “FOR” adoption of the Amended and Restated Certificate of Incorporation of NeoStem; "FOR" election of the Board's nominees for director; "FOR" approval, on a non-binding advisory basis, of the executive compensation of NeoStem's named executive officers as described in this Proxy Statement; "FOR" the option of "every year" with respect to the non-binding advisory vote on the frequency of stockholder advisory votes on executive compensation; "FOR" approval of the amendment to the Company's Amended & Restated 2009 Equity Compensation Plan; and "FOR" ratification of the appointment of Grant Thornton LLP as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2013.

Q12: What do I do if I receive more than one proxy or set of voting instructions?

A12: If your shares are registered differently or are held in more than one account, you may receive more than one proxy and/ or set of voting instructions relating to the Annual Meeting. To ensure that all of your shares are voted, please complete, sign, date and return each proxy card and voting instruction card that you receive, or submit your proxy and/or voting instructions by telephone or over the Internet (if those options are available to you).

Q13: Who will bear the cost of this solicitation?

A13: NeoStem is making this solicitation and will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock. We have engaged Alliance Advisors, a proxy solicitation firm, to provide services as proxy solicitor in connection with this proxy statement, for a fee of approximately $5,000 plus reasonable and approved expenses. If you need assistance with the voting of your shares you may contact Alliance Advisors toll free at: (866) 329-8434.

Q14: Whom may I call with questions?

A14: If you have any questions regarding the proposals or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact the individual listed below:

NeoStem, Inc.
420 Lexington Avenue, Suite 350
New York, NY 10170
Attention: Catherine M. Vaczy, Esq.
Vice President and General Counsel
Telephone:(212) 584-4180

If you need assistance with the voting of your shares you may also contact Alliance Advisors, a proxy solicitation firm engaged by us, toll free at: (866) 329-8434.

PROPOSAL 1
TO ADOPT AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NEOSTEM, INCLUDING AMENDMENTS TO (A) PROVIDE FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO THREE CLASSES, AND CERTAIN RELATED PROVISIONS REGARDING THE BOARD OF DIRECTORS AND (B) SIMPLIFY THE DESCRIPTION OF THE BUSINESS PERMITTED TO BE CARRIED ON BY NEOSTEM

General

Pursuant to NeoStem's Amended and Restated Certificate of Incorporation, as amended, as is currently in force (the "Existing Charter"), NeoStem has an unclassified Board of Directors. On August 14, 2013, the Company's Board of Directors approved, subject to the approval of our stockholders, the adoption of an Amended and Restated Certificate of Incorporation of NeoStem (the "Amended and Restated Charter"), including amendments to (a) provide for the classification of the Board of Directors into three classes effective at the Annual Meeting, and certain related provisions regarding the Board of Directors and (b) simplify the description of the business permitted to be carried on by NeoStem. In addition to these amendments (which are described further below), the Amended and Restated Charter also restates and integrates into a single instrument all prior amendments to the Existing Charter. The Board has directed that the Amended and Restated Charter be submitted to the stockholders at the Annual Meeting, with the recommendation that the stockholders adopt the same.

Proposed Amendments, General Effects and Reasons for Approval

Below is a description of the changes proposed to be effected by adoption of the Amended and Restated Charter. The description of the amendments should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Amended and Restated Charter attached to this Proxy Statement as Annex A.

Classified Board

Since 2011, NeoStem has had an unclassified Board. At the present time, pursuant to Article ELEVENTH of the Existing Charter, a director elected to the NeoStem Board serves for a one-year term expiring at the annual meeting of stockholders next following his or her election and until his or her successor is duly elected and qualified. Pursuant to the Existing Charter, a NeoStem director generally may be removed from office at any time, with or without cause, by the affirmative vote of a majority of NeoStem's outstanding voting power entitled to vote on the matter, voting as a single class.

If adopted by the stockholders, the proposed Amended and Restated Charter would amend and restate Article ELEVENTH of the Existing Charter so that it would in its entirety as follows:

"ELEVENTH:  For the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its Directors and stockholders:

A.     The number of Directors constituting the Corporations' Board of Directors shall be determined by the Board of Directors, from time to time. The term of office of all Directors shall expire at the 2013 annual meeting of stockholders of the Corporation. Commencing with the 2013 annual meeting of stockholders, the Directors constituting the Corporation's Board of Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be determined by the Board of Directors consistent with the terms of this Article ELEVENTH. At the 2013 annual meeting of stockholders, one class shall be elected to a term expiring at the annual meeting of stockholders to be held in 2014, another class shall be elected to a term expiring at the annual meeting of stockholders to be held in 2015, and another class shall be elected to a term expiring at the annual meeting of stockholders to be held in 2016, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the election in 2014, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

B.     Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director appointed by the Board of Directors in accordance with the preceding sentence shall hold office and shall be elected for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified."

Implementation of Classified Board

The amended Article ELEVENTH as set forth in the proposed Amended and Restated Charter would operate to divide NeoStem’s Board into three separate classes of directors, as nearly equal in number as possible, with each respective class to serve a three-year term and until their successors are duly elected and qualified. The classes would be elected on a rotating or staggered basis, with each class being elected at the annual stockholder meeting coinciding with the expiration of that class’s term. If approved by the stockholders, the classification of the Board would be implemented effective at the Annual Meeting, so that at the Annual Meeting, the stockholders will elect directors (Proposal 2) in staggered classes, with one class being elected to an initial one-year term expiring at the 2014 annual meeting, a second class being elected to an initial two-year term expiring at the 2015 annual meeting, and a third class being elected to an initial three-year term expiring at the 2016 annual meeting, as follows:

Class I (term expiring 2014):    Andrew L. Pecora, M.D., FACP, Richard Berman and Eric H.C. Wei
Class II (term expiring 2015):    Drew Bernstein and Martyn D. Greenacre
Class III (term expiring 2016):    Robin L. Smith, M.D. and Steven S. Myers

After the initial election of staggered-term directors at the Annual Meeting, at each annual meeting beginning in 2014, directors would be elected to succeed those of the class whose terms then expire and each newly-elected director would serve for a three-year term. The proposed classified Board structure would thus replace the current system of electing annually all of the directors for one-year terms.

Removal Only For Cause; Filling Vacancies

Currently, the Existing Charter provides that directors may be removed from office at any time, with or without cause by the affirmative vote of a majority of the outstanding voting power entitled to vote on the matter, voting as a single class. Under the General Corporation Law of the State of Delaware (the "DGCL"), if a board of directors is classified, unless the certificate of incorporation specifies otherwise, members of the board of directors of each class may be removed by the stockholders before the expiration of their respective terms only for cause. Accordingly, in the event that stockholders approve the Amended and Restated Charter, none of the directors elected to the classified Board may be removed without cause prior to the expiration of their respective terms.

If the number of directors constituting the Board is increased or decreased, the resulting number of directors would be apportioned among the three classes so as to make all classes as nearly equal in number as possible, except that the term of any incumbent director may not be shortened. Pursuant to the proposed Amended and Restated Charter, vacancies in the Board of Directors may only be filled by a majority vote of the remaining directors then in office, even though less than a quorum, and each person so elected would serve for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred. The DGCL provides that the Company's certificate of incorporation, including these provisions, may be amended by the stockholders only with the consent of the Board.

Reasons for Adoption; Other Considerations

Since directors will be serving for longer terms which expire at different times, and may be removed only for cause by vote of the majority of the voting power outstanding, NeoStem’s Board of Directors believes that a classified Board will promote continuity of management and, thereby enhance the ability of NeoStem to carry out long-range plans and goals for its benefit and the benefit of its stockholders. The Board of Directors believes that a classified Board will assist NeoStem in maintaining this continuity of management into the future. Additionally, the classified Board may have certain anti-takeover effects that the Board believes may deter unsolicited takeover attempts and protect the value of each stockholder’s investment in NeoStem.

A classified Board would also extend the time it would take for holders of a majority of the shares to obtain control of the Board of Directors. Assuming each class of directors is approximately equal in size, a majority stockholder could not obtain control of the Board until the second annual stockholder’s meeting after it acquired a majority of the voting stock. During this time, the Board of Directors believes that it would have a better opportunity to negotiate with any such majority stockholder to obtain more favorable price and terms in any merger or tender offer. For these reasons, the Board of Directors believes that implementation of the classified Board may have anti-takeover effects as described above.

The classified Board may have the effect of making it more difficult for stockholders to remove the existing management of NeoStem and may, therefore, discourage potentially unfriendly bids for shares of NeoStem. In considering whether to vote in favor of the Amended and Restated Charter, stockholders should consider and review the section entitled “Possible Consequences of the Anti-Takeover Effects of the Board Classification Amendment,” below.

Possible Consequences of the Anti-Takeover Effects of a Classified Board

Our Board of Directors has evaluated the potential vulnerability of NeoStem’s stockholders to the threat of unfair or coercive takeover tactics and has considered the range of possible responses to any such threat. Our Board of Directors has unanimously approved, and recommends to our stockholders for their approval, the Amended and Restated Charter (which includes the classified Board provision) proposed by this Proposal 1.

The classified Board is designed to assist NeoStem’s stockholders in obtaining fair and equitable treatment in the event of a takeover of NeoStem, and is not a response to any effort, of which NeoStem is aware, to accumulate the NeoStem Common Stock or to obtain control of NeoStem. The Board of Directors has observed the relatively common use of certain coercive takeover tactics in recent years, including the accumulation of substantial common stock positions as a prelude to a threatened takeover or corporate restructuring, and proxy fights. The Board of Directors believes that the use of these tactics can place undue pressure on a corporation’s board of directors and stockholders to act hastily and on incomplete information and, therefore, can be highly disruptive to a corporation as well as result in unfair differences in treatment of stockholders who act immediately in response to an announcement of takeover activity and those who choose to act later, if at all.

While the classified Board gives added protection to our stockholders, it may also have the effect of making more difficult and discouraging a merger, tender offer or proxy fight, even if such transaction or occurrence may be favorable to the interests of some or all of our stockholders. The classified Board also may delay the assumption of control by a holder of a large block of our Common Stock and the removal of incumbent management, even if such removal might be beneficial to some or all of the stockholders. Furthermore, the classified Board may have the effects of deterring or frustrating certain types of future takeover attempts that may not be approved by our incumbent Board of Directors, but that the holders of a majority of the shares of our Common Stock may deem to be in their best interests or in which some or all of the stockholders may receive a substantial premium over prevailing market prices for their stock. By having the effect of discouraging takeover attempts, the classified Board also could have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of our Common Stock that often result from actual or rumored takeover attempts.

In addition to the proposed classified Board, an existing provision of our certificate of incorporation (which appears in our Existing Charter, and remains unchanged in the proposed Amended and Restated Charter) may have the effect of making more difficult and discouraging an attempt to acquire control of our Company without approval by the Board of Directors, even if such transaction or occurrence may be favorable to the interests of some or all of our stockholders. Article FOURTH of the Amended and Restated Charter authorizes the Board of Directors to issue shares of preferred stock having such rights, preferences and privileges as designated by the Board of Directors without stockholder approval. There are currently 19,990,000 authorized but unissued shares of preferred stock. Such authorized and unissued preferred stock could be used by the Board of Directors for defensive purposes, including the issuance of shares having special privileges or rights to third parties, which may have the effect of delaying or discouraging an attempt to acquire control of NeoStem. For example, the our Board of Directors has the ability to adopt a stockholder rights plan pursuant to which it might issue shares of preferred stock having the same economic value and voting rights as shares of our Common Stock upon the occurrence of certain triggering events.

Our Board of Directors believes that a takeover might in some circumstances be beneficial to some or all of NeoStem’s stockholders but, nevertheless, believes that the stockholders as a whole will benefit from the adoption of the classified Board and does not believe that a classified Board will prevent or deter a truly beneficial takeover offer. In arriving at the decision to recommend a classified Board, our Board of Directors recognizes that there are both benefits and potential negatives of a classified Board, and that the preferable form of governance is a close question. Our Company at the Board's recommendation did eliminate the classified Board that it had in place from 2009 to 2011. However, the Board's current thinking is that our stockholders will be better advantaged by having a classified Board than by not having one. Our Board of Directors further believes that it is preferable to consider and act on such an amendment now when it can be considered carefully rather than during an unsolicited bid for control.

Simplifying the Existing Charter's Purpose Clause

NeoStem's Existing Charter contains a corporate purpose clause that is lengthy and that does not reflect current Delaware corporate practice with respect to public companies. Article THIRD of the Existing Charter currently provides that "The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:", followed by a long list of enumerated powers trying to capture all possible business operations, including, by way of example, engaging in transactions in real property, personal property and securities; entering into and performing contracts; borrowing money; transacting in shares of the Corporation's capital stock; and carrying on any other business in connection with the enumerated purposes.

The proposed Amended and Restated Charter amends and simplifies Article THIRD to read in its entirety as follows:

"THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware."

The wording of the new purpose clause follows the wording of the DGCL more closely than that of the purpose clause in the Existing Charter. Our Board believes that the restated purpose clause included in the Amended and Restated Charter will serve to simplify our charter and ensure that the Corporation is authorized to engage in all lawful to the maximum extent allowed by the statute.

Integration of Prior Amendments into Single Instrument

NeoStem's Existing Charter contains certain surplus materials that are no longer applicable. The Amended and Restated Charter deletes these outdated materials, and incorporates other material into the appropriate sequential places in the document, so that all prior amendments are integrated into a single instrument.

Vote Required for Approval; Effectiveness

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of NeoStem as of the Record Date is required to approve the Amended and Restated Charter. If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal. Under Delaware law, stockholders will not have any appraisal rights in connection with the adoption of the Amended and Restated Charter.

If approved, the Amended and Restated Charter will be filed immediately with the Secretary of State of the State of Delaware. The effect of the proposed board classification included among the amendments in the Amended and Restated Charter, if approved by the stockholders, would be to implement the classified Board effective at the Annual Meeting. As a result, if this Proposal 1 is approved by the stockholders, at the Annual Meeting the stockholders will elect (Proposal 2) three directors to an initial one-year term, two directors to an initial two-year term, and two directors to an initial three-year term (and at each annual meeting after 2013, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term). If this Proposal 1 is not approved by the stockholders and the Amended and Restated Charter is therefore not adopted, all directors elected at the Annual Meeting (Proposal 2) will serve one-year terms until the 2014 annual meeting and until their successors are elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NEOSTEM.

PROPOSAL 2

ELECTION OF SEVEN DIRECTORS

General; Implementation of Classified Board at Annual Meeting

Currently, the Board of Directors consists of seven members, all of one class, with each director elected to a one-year term expiring at the annual meeting following his or her election, to hold office until his or her successor is duly elected and qualified.

Pursuant to Proposal 1, the Company is seeking stockholder approval of an Amended and Restated Charter of NeoStem, which includes an amendment to classify the Board of Directors into three separate classes of directors, as nearly equal in number as possible, with each respective class to serve a three-year term and until their successors are duly elected and qualified. If implemented, the staggered Board would mean that the classes are elected on a rotating or staggered basis, with each class being elected at the annual meeting of stockholders coinciding with the expiration of that class's term. Pursuant to the General Corporation Law of the State of Delaware, if a board of directors is classified, unless the certificate of incorporation otherwise provides, members of such board of directors may be removed by the stockholders before the expiration of their terms only for cause. Pursuant to the Restated Charter, if adopted, our directors would be removable by our stockholders before the expiration of their terms only for cause.

Nominations for Director

At the Annual Meeting, seven directors are to be elected.

Proposal 2(a)

If Proposal 1 is approved by the stockholders at the Annual Meeting, the Company will file the Amended and Restated Charter with the Delaware Secretary of State immediately to implement the classified Board at the Annual Meeting, and the Board of Directors will be divided into three classes (see "Proposal 1"). The Annual Meeting would be the first election of directors after adoption of the classified Board, and as a result, at the Annual Meeting (A) three Class I directors will be elected to an initial one-year term expiring at the 2014 annual meeting and until their respective successors are elected and qualified, (B) two Class II directors will be elected to an initial two-year term expiring at the 2015 annual meeting and until their respective successors are elected and qualified and (C) two Class III directors will be elected to an initial three-year term expiring at the 2016 annual meeting and until their respective successors are elected and qualified. At each annual meeting commencing with the 2014 annual meeting, directors will be elected to succeed those directors whose terms then expire, with each person so elected to serve for a three-year term and until his or her respective successor is elected and qualified. In the event Proposal 1 is approved by the stockholders at the Annual Meeting, upon recommendation of the Nominating Committee the NeoStem Board of Directors has nominated for election the following seven current members of the Board of Directors, each to serve in the respective Class indicated for a term to expire at the annual meeting to be held in the respective year indicated, and until his or her respective successor is elected and qualified:

Class I (term expiring 2014):    Andrew L. Pecora, M.D., FACP , Richard Berman and Eric H.C. Wei
Class II (term expiring 2015):    Drew Bernstein and Martyn D. Greenacre
Class III (term expiring 2016):    Robin L. Smith, M.D. and Steven S. Myers

Proposal 2(b)

In the event Proposal 1 is not approved by the stockholders, the Amended and Restated Charter will not be filed and the Board of Directors will remain classified. In that case, the NeoStem Board of directors has nominated for election the following seven current members of the Board of Directors, each to serve for a one-year term to expire at the 2014 annual meeting and until his or her respective successor is elected and qualified: Robin L. Smith, M.D., Richard Berman, Steven S. Myers, Drew Bernstein, Eric H.C. Wei, Andrew Pecora, M.D., FACP and Martyn D. Greenacre.

Vote Required

Under either Proposal 2(a) or Proposal 2 (b), directors will be elected by a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting, entitled to vote at the Annual Meeting and voting on the election of directors.

Information with Respect to Director Nominees

The following table and related narrative sets forth certain information about the nominees for director. The nominees for director consist of all of NeoStem's current directors. There are no family relationships among any of our directors and executive officers.

Name (1)	Age	Director Since
Robin L. Smith, M.D.(2)	48	2006
Richard Berman	71	2006
Steven S. Myers	67	2006
Drew Bernstein	57	2009
Eric H.C. Wei	57	2009
Andrew L. Pecora, M.D., FACP(3)	56	2011
Martyn D. Greenacre	71	2011

(1) Stephen W. Potter, who was appointed to the Board in February 2013, resigned from the Board on July 15, 2013 concomitantly with his appointment as the Company's Executive Vice President, and the Board of Directors reduced the size of the Board from eight directors to seven directors.

(2) Since 2006, Dr. Smith has also served as Chief Executive Officer and Chairman of the Board.

(3) Our Company’s acquisition of Progenitor Cell Therapy, LLC (“PCT”) closed on January 19, 2011 (the “PCT Merger”) pursuant to an Agreement and Plan of Merger dated September 23, 2010 (the “PCT Merger Agreement”). Since the PCT Merger, Dr. Pecora also serves as Chief Medical Officer of PCT and since August 17, 2011, as the Company’s Chief Medical Officer. Additionally, he serves as Chief Scientific Officer of our subsidiary Amorcyte, LLC (“Amorcyte”), which we acquired on October 17, 2011 (the “Amorcyte Merger”) pursuant to an Agreement and Plan of Merger dated as of July 13, 2011 (the “Amorcyte Merger Agreement”).

Biographical Information - Director Nominees

Robin L. Smith, M.D.

Dr. Robin L. Smith became the Chief Executive Officer and Chairman of the Board of NeoStem effective June 2, 2006, after first joining the Company as Chairman of our Advisory Board in September 2005. Dr. Smith's expertise in business development and medicine includes her extensive and diversified experience serving in executive and board level capacities for various medical enterprises and healthcare-based entities. Since 2006, she has served as chairman and CEO of NeoStem, a rapidly growing company in the stem cell sector. In 2010, NeoStem earned the New Economy “Best Stem Cell Company” award and, in 2012, was named the fastest-growing technology, media, telecommunication, life sciences and clean technology company in the Tri-State New York area and number seven in North America by the Deloitte Technology Fast 500™. While at NeoStem, she has successfully completed five acquisitions and one divestiture as well as raised over 100 million dollars toward building one of the leading companies in the emerging cell therapy industry.Dr. Smith has acted as a senior advisor to, and investor in, companies where she has played a significant role in restructuring and/or growth. She currently serves on the board of trustees of the NYU Langone Medical Center and is past chairman of the board for the New York University Hospital for Joint Diseases where she headed up new development efforts and board member recruitment. Currently, Dr. Smith is the president and chairman of the board of The Stem for Life Foundation. She was also appointed to the board of directors, Science and Faith STOQ Foundation in Rome and the Capital Formation Committee of the Alliance for Regenerative Medicine. From 2000 to 2003, Dr. Smith served as President & Chief Executive Officer of IP2M, a multi-platform media company specializing in healthcare. During her term, the company was selected as being one of the 10 fastest growing technology companies in Houston. IP2M was sold to a publicly-traded company in February 2003. Previously, from 1998 to 2000, she was Executive Vice President and Chief Medical Officer for HealthHelp, Inc., a National Radiology Management company that managed 14 percent of the healthcare dollars spent by large insurance companies.
Dr. Smith received her M.D. degree from Yale University in 1992 and was presented with the Janet M. Glasgow Memorial Achievement Citation awarded by the American Medical Women's Association to women who graduate first in their class from medical school. She was also elected to Alpha Omega Alpha and chosen to be a Farr Scholar. She received her M.B.A. degree from the Wharton School of Business in the top 10% of her class. in 1997.

Richard Berman

Richard Berman joined our Board of Directors in November 2006, serves as Chairman of the Compensation Committee and until March 2009 and February 2013, respectively, Chairman of the Audit Committee, and a member of the Nominating and Governance Committee. Mr. Berman continues to serve as a member of the Audit Committee. Mr. Berman's business career spans over thirty-five years of venture capital, management and merger & acquisitions experience. In the past 5 years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. From 2006-2011, he was Chairman of National Investment Managers (OTC: NIVM.OB), a company with $12 billion in pension administration assets. In 2012, he became vice chairman of Energy Smart Resources, Inc., a privately-held company. Mr. Berman is currently a director of two additional public companies: Advaxis, Inc. (OTC: NIVM.OB), and Lustros, Inc. (OTC: LSLD). From 1998-2000, he was employed by Internet Commerce Corporation (now Easylink Services (Nasadaq: ESIC)) as Chairman and CEO. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; helped create the largest battery company in the world by merging Prestolite, General Battery and Exide to form Exide Technologies (NASDAQ: XIDE); helped create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions. Mr. Berman is a past director of the Stern School of Business of NYU, where he received B.S. and M.B.A. degrees. Mr. Berman also has United States and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. Th Board of directors concluded that Mr. Berman should continue serving as a director based upon his financial and business expertise, including his background in investment banking and mergers and acquisitions, and his extensive and diversified experience as a director in the public company context, give him the qualifications and skills to serve as director.

Steven S. Myers

Steven S. Myers joined our Board of Directors in November 2006 and serves on the Compensation Committee, Audit Committee and Nominating and Governance Committee. In March 2009, Mr. Myers became Chairman of the Nominating and Governance Committee. Mr. Myers is the founder, and until his retirement in March 2007 was the Chairman and CEO, of SM&A (Nasdaq:WINS), the world’s leading provider of Competition Management Services. SM&A helps businesses win structured competitive procurements and design successful transitions from proposals to programs. Since 1982, SM&A has managed over 1,000 proposals worth more than $340 billion for its clients. SM&A routinely supports clients such as Boeing, Lockheed Martin, Accenture, Raytheon, Northrop Grumman, Motorola, and other Fortune 500 companies. SM&A was publicly traded until 2008.

Mr. Myers graduated from Stanford University with a B.S. in Mathematics and had a successful career in the aerospace and defense sector supporting Department of Defense and NASA programs before founding SM&A. He has a strong technical background in systems engineering and program management. Mr. Myers is also founder, President and CEO of Dolphin Capital Holdings, Inc, which owns, operates and leases business jet aircraft and does private equity investing in innovative enterprises. A serial entrepreneur, Mr. Myers has spearheaded a number of business innovations in aerospace & defense and in business aviation. He is a highly accomplished aviator. The Board of Directors concluded that Mr. Myers should continue serving as a director based upon his technical background and diversified entrepreneurial and business expertise, including his having established and managed innovative enterprises (in the areas of proposal development for competitive procurements, aircraft leasing and private equity investment), together with his technical experience in the aerospace and defense sector.

Drew Bernstein

Drew Bernstein was appointed to our Board of Directors on June 9, 2009. Mr. Bernstein serves as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Bernstein qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Mr. Bernstein also serves as a member of our Compensation Committee. Mr. Bernstein co-founded Bernstein & Pinchuk LLP (B&P) in 1983 (now the managing member of Marcum Bernstein & Pinchuk (MarcumBP), a PCAOB-registered accounting firm headquartered in New York). His early recognition of the global marketplace and his extensive work in China resulted in the rapid expansion of the firm's services to the PRC where he established associate offices to better serve client needs. In addition, his diverse experience in retail, manufacturing, hospitality, professional practices and real estate contributed to the expansion of the firm's client base abroad. He is a frequent speaker at industry, investment banking and university conferences. Mr. Bernstein provides business advisory and specialized auditing and accounting services to public and non-public companies throughout the United States, China, Europe and Africa.

Mr. Bernstein has been responsible for more than 200 real estate transactions with an aggregate value in excess of US$3 billion. He is qualified to perform accounting and auditing services for public companies and has qualified as an expert witness. He is an active member of the board of directors and an officer of a prestigious foundation that was honored with the President's Voluntary Action Award by the late President Ronald Reagan.

Mr. Bernstein received his BS degree from the University of Maryland Business School, is licensed in the State of New York, Connecticut, California, Texas and Maryland and is a member of the AICPA, the NYSSCPA and the NSA. Mr. Bernstein is a director (and the chairman of the audit committee) for Orient Paper, Inc. (AMEX: ONP), a holding company for a producer and distributor of paper products in China and a director of China Wind Systems, Inc. (OTCBB: CWSI). The Board of Directors concluded that Mr. Bernstein should continue serving as a director based upon his diversified financial, accounting and business expertise, including his extensive background in accounting and auditing services and his knowledge of the global marketplace.

Eric H.C. Wei

Pursuant to the terms of the agreement governing our acquisition of our former Erye subsidiary, Eric H.C. Wei was appointed to the NeoStem Board of Directors upon the consummation of the Erye Merger in October 2009. From July 2006 to Mark 2007, Mr. Wei served as a director of CBH . Eric H.C. Wei is one of the founders and the Managing Partner of RimAsia Capital Partners, L.P. a private equity firm focused on the pan-Asian mid-market sector and a greater-than-5% stockholder of NeoStem. Prior to establishing RimAsia in January of 2005, Mr. Wei was a managing director of Gilbert Global Equity Partners, a US$1.2 billion global private equity fund; a founding partner of Crimson Asia Capital Partners, a US$435 million Asian private equity program; a founder and investment committee member of the US$800 million Asian Infrastructure Fund, and an investor and director of The Asian MBO Fund. Mr. Wei has also previously been an investment banker with over 10 years of experience at Peregrine Capital, Prudential Securities, Lazard Freres and Citibank. Mr. Wei received a Bachelor of Science degree in Math and Economics from Amherst College and a Master of Business Administration degree from the Wharton Graduate School of Management at the University of Pennsylvania. The Board of Directors concluded that Mr. Wei should continue serving as a director based upon his diversified financial and business expertise, including his background in investment banking, his extensive experience in managing private equity funds, and his familiarity with the pan-Asian mid-market sector.

Andrew L. Pecora, M.D., F.A.C.P.

Andrew L. Pecora, M.D., F.A.C.P. was appointed to our Board of Directors on December 8, 2011. Dr. Pecora is co-founder and past Chairman and Chief Executive Officer of Progenitor Cell Therapy, LLC (“PCT”), which is a subsidiary of the Company. Dr. Pecora served as NeoStem's Chief Medical Officer from August 17, 2011 until his appointment as NeoStem's Chief Visionary Officer on August 5, 2013. He will retain his position as PCT's Chief Medical Officer, which he has held since January 19, 2011 following the Company's acquisition of PCT. Prior to the acquisition, Dr. Pecora had served from 1999 to 2011 as Chairman, Chief Executive Officer and Chief Medical Officer of PCT, and as a member of PCT's Board of Managers. Dr. Pecora is also Chief Scientific Officer of Amorcyte, Inc. (“Amorcyte”), a subsidiary of the Company acquired in October 2011, and held such position prior to the acquisition. Dr. Pecora served as the Chairman and Director of the John Theurer Cancer Center at Hackensack University Medical Center (HUMC) from 2001 to 2011, and commencing 2011 Dr. Pecora serves the John Theurer Cancer Center as Chief Innovations Officer, Professor and Vice President of Cancer Services. Since 1996 Dr. Pecora has been Co-Managing Partner of the Northern New Jersey Cancer Center, which is a private physicians practice group affiliated with HUMC. In January 2012, this Center was consolidated with other oncology focused groups and is now part of a network called Regional Cancer Care Associates. He has also been a Professor of Medicine at the University of Medicine and Dentistry of New Jersey since 2004. Dr. Pecora serves on the board of Cancer Genetics, Inc. and is chairman of the board of Tetralogics, Inc., a company developing small molecules to treat cancer. Dr. Pecora brings a variety of business development and practical business skills to NeoStem. He has worked with numerous companies in developing their products and manages a large clinical practice and the cancer department at a major health care institution. Dr. Pecora also has significant experience in the design of clinical trials (Phase 1 to 3), institutional review board practices, conduct of clinical trials, clinical research, and payor relationships both domestically and on a global basis. Dr. Pecora received an M.D. from the University of Medicine and Dentistry of New Jersey, graduating with honors. He went on to complete his medical education in internal medicine at New York Hospital and in hematology and oncology at Memorial Sloan-Kettering Cancer Center, both in New York City. He is board certified in internal medicine, hematology, and oncology. Dr. Pecora's appointment to the NeoStem Board of Directors was a term of the Company's merger agreement with PCT which closed in January 2011. The Board of Directors has concluded that Dr. Pecora should continue serving as a director based on his diversified experience in healthcare, including his expertise in clinical trial design and product development, and his management experience.

Martyn D. Greenacre

Martyn D. Greenacre was appointed to our Board of Directors on December 8, 2011 and serves on the Audit Committee and Nominating and Governance Committee. Mr. Greenacre has served as Chairman of Life Mist Technologies, Inc. a privately-held fire suppression equipment company, since 2002. He previously was Chairman of the Board of BMP Sunstone Corporation, which was acquired by Sanofi-Aventis in February 2011. Mr. Greenacre also served as a director of Cephalon Inc., a biopharmaceutical company that was acquired by Teva Pharmaceutical Industries in October 2011, and Orchestra Therapeutics, an immuno-

pharmaceutical company. He currently has the role of Chairman of the Board of Acusphere, Inc., a drug delivery company, and sits on the board of Curis, Inc., a biotechnology company. From 1997 to 2001, Mr. Greenacre served as Chief Executive Officer and director of Delsys Pharmaceutical Corporation, a formulation and drug delivery system company, where he helped raise more than $50 million in equity and partnership financing and formed three development partnerships with leading pharmaceutical companies. From 1993 to 1997, Mr. Greenacre served as President and Chief Executive Officer of Zynaxis Inc., a biopharmaceutical company, where he was responsible for a critical acquisition, divesting a non-performing business and negotiating a strategic merger. From 1989 to 1992, Mr. Greenacre was Chairman, Europe, SmithKline Beecham Pharmaceutical Company. He joined SmithKline & French in 1973, where he held positions of increasing responsibility in its European organization. Mr. Greenacre received a B.A. from Harvard College and an MBA from Harvard Business School. The Board of Directors has concluded that Mr. Greenacre should continue serving as a director based on his diversified board and management experience, particularly in the biotechnology field.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE NAMED DIRECTORS.

EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

The following table and related narrative sets forth certain information about the current executive officers (and certain other key officers) of our Company. There are no family relationships among any of our directors and executive officers.

Name	Age	Position
Robin L. Smith, M.D. (1)	48	Chief Executive Officer and Chairman of the Board
Stephen W. Potter (1)	57	Executive Vice President
Andrew L. Pecora, M.D., F.A.C.P. (1)	56	Chief Visionary Officer of NeoStem, Chief Medical Officer of PCT and Chief Scientific Officer of Amorcyte
Robert A. Preti, Ph.D. (1)	56	President and Chief Scientific Officer of PCT
Robert Dickey IV (1)	57	Vice President and Chief Financial Officer
Douglas W. Losordo, M.D., FACP, FAHA (1)	55	Chief Medical Officer
Catherine M. Vaczy, Esq. (1)	52	Vice President and General Counsel
Joseph Talamo, C.P.A. (1)	44	Vice President, Corporate Controller and Chief Accounting Officer
Jonathan Sackner-Bernstein, MD, FACC	52	Vice President, Clinical Development and Regulatory Affairs
Jeff Liter	57	Chief Operating Officer of PCT
Timothy Fong, Ph.D.	55	Vice President, Technology & Product Development of PCT
Larry A. May	63	Vice President, Strategic Initiatives
Robert Shaw	54	Vice President, Commercial Sales, PCT

(1) Executive Officer

Biographical Information - Executive Officers and Other Key Employees

Robin L. Smith, M.D.

See the discussion under “Biographical Information - Director Nominees” above.

Stephen W. Potter

Stephen W. Potter was appointed the Company's Executive Vice President effective July 15, 2013. Prior to his appointment as our Executive Vice President, Mr. Potter had served from February 11, 2013 until July 15, 2013 as a member of Neostem's Board of Directors and Nominating and Governance Committee. He resigned from the Board upon becoming Executive Vice President. During 2011 and 2012, Mr. Potter served as Senior Vice President of Operations and Corporate Development for Osiris Therapeutics, Inc. During his tenure at Osiris, he worked as a member of the senior leadership that achieved approval of the first-ever stem cell drug therapy, Prochymal®. He was also responsible for the launch and overall management of the Bio-Surgery business unit as well as operational oversight for multiple functional areas including manufacturing, human resources, IT, legal, and business development. Prior to his tenure at Osiris, from 2006 through 2010, Mr. Potter served as Senior Vice President of Corporate and Business Development at Genzyme Corporation and as Vice President of Corporate and Business Development from 2000 through 2006. Over his ten years at Genzyme, he was the senior leader for its global corporate and business development team that provided strategic and transaction support, including support for many of Genyzme's cell therapy opportunities. Mr. Potter has also held positions at DuPont Pharmaceuticals, E.I. Dupont de Nemours and Company, Inc., and Booz Allen & Hamilton. Mr. Potter earned a B.S. from University of Massachusetts and an MBA from Harvard Business School.

Andrew L. Pecora, M.D., F.A.C.P.

See the discussion under “Biographical Information - Director Nominees” above.

Robert A. Preti, Ph.D

Pursuant to an employment agreement that became effective on January 19, 2011, Dr. Preti serves as President of PCT. Dr. Preti also serves as Chief Scientific Officer of PCT and Chief Scientific Officer of NeoStem. Prior to our acquisition of PCT,

Dr. Preti had served from 1999 to 2011 as President and Chief Scientific Officer for PCT, and as a member of PCT's Board of Managers.
Dr. Preti was Scientific Director of Hackensack University Medical Center's stem cell laboratory from 1996 - 1999. Prior to that, he served as director at the Clinical Services Division of the New York Blood Center from 1989 to 1996. He is one of the country's leading authorities on cell engineering and the principal investigator for a number of clinical trials relating to stem cell transplantation. He was a founding member and Treasurer of the International Society for Hematotherapy and Graft Engineering and served for 10 years on its Executive Committee and Board of Directors. He is now representing Cellular Therapy as a Director of the American Association of Blood Banks. Dr. Preti has authored numerous papers in the field and has been invited to speak at national and international meetings relating to the manufacturing, regulatory and quality aspects of cell therapy and regenerative medicine. In addition to having served as an inspector for the Foundation for Accreditation of Cellular Therapy, Dr. Preti also serves on professional and state committees charged with the development of regulations for cellular therapy. Dr. Preti received his Doctor of Philosophy degree from New York University, graduating with distinction. During his tenure at NYU, Dr. Preti studied and received his degrees in Cellular Biology, with a specialty in hematology, studying erythropoiesis under the mentorship of Albert S. Gordon, PhD. Immediately following his graduate work, Dr. Preti joined Marrow Tech, Inc. (which later became Advanced Tissue Sciences) where he served as Group Leader in the development Marrow Tech's proprietary three-dimensional, matrix-based hematopoietic culture system for ex vivo expansion of bone marrow stem cells.

Robert Dickey IV
Mr. Dickey has served since August 19, 2013 as NeoStem's Chief Financial Officer. He has over 15 years of management experience at life sciences companies, including positions as a CFO, COO and CEO and board member, following a career as an investment banker. He has specific expertise in financing, M&A, partnering/licensing transactions and project management, as well as international experience. Mr. Dickey joined NeoStem from Hemispherx Biopharma, Inc. (NYSE MKT: HEB) where he served as Senior Vice President from June 2009- 2013. Hemispherx is a publicly-traded company involved in immune-modulatory therapies that is developing treatments for chronic fatigue syndrome and influenza. Prior to Hemispherx ,from 2007-2008, Mr. Dickey was Senior Vice President, Chief Financial Officer and Business Unit Manager at StemCyte, Inc., an umbilical cord stem cell therapeutics company. Other management experience includes leadership positions at Protarga, Inc., a company developing cancer therapies, and Locus Pharmaceuticals, a company involved in computational drug design. Previously, he spent 18 years as an investment banker, 14 of those at Lehman Brothers, with a background split between M&A and capital markets transactions across a variety of industries. He earned an M.B.A from The Wharton School, University of Pennsylvania, and an A.B. from Princeton University.

Douglas W. Losoro, M.D., FACC, FAHA

Dr. Losordo has served since August 6, 2013 as the Company's Chief Medical Officer. From 2006 to 2013 he served as a member of the Scientific Advisory Board of NeoStem and since 2012, he has served on the Scientific Advisory Board of The Stem For Life Foundation, the public charity devoted to raising public awareness of adult stem cell therapies and supporting adult stem cell research, development and storage. Dr. Losordo is a leader in cell therapy research and a renowned cardiologist. Prior to his appointment as the Company’s Chief Medical Officer, Dr. Losordo served as Vice President, New Therapies Development, Regenerative Medicine and Baxter Ventures at Baxter International from October 2011 through February 2013. He is an adjunct professor of medicine at Northwestern University in Chicago, Illinois. From 2006 through 2011, Dr. Losordo was the director of the Feinberg Cardiovascular Research Institute and the Eileen M. Foell Professor of Heart Research at Northwestern University’s School of Medicine and director of the Program in Cardiovascular Regenerative Medicine at Northwestern Memorial Hospital. From 2004 through 2006, he was a Professor of Medicine at Tufts University School of Medicine and Chief of Cardiovascular Research at St. Elizabeth’s Medical Center in Boston. He is board-certified in internal medicine, cardiovascular disease, and interventional cardiology. Dr. Losordo’s major research interests encompass angiogenesis/vasculogenesis, progenitor/adult stem cells, tissue repair/regeneration, and vascular biology. He received his medical degree from the University of Vermont.
Dr. Losordo is well regarded for his career-long efforts to develop novel therapeutics and as a scientist he obtained over $35 million in National Institutes of Health funding, for discovering and developing new therapeutic concepts in the laboratory, providing the basis for clinical studies. He has led first in human studies in multiple gene and adult stem cell therapies in patients with cardiovascular diseases, including therapies now in Phase 3 testing. He is a highly sought after speaker, having given over 200 international lectures. He is an associate editor of Circulation Research, the basic science journal of the American Heart Association and serves on the editorial boards of a number of scientific journals.

Catherine M. Vaczy, Esq.

Ms. Vaczy has served as the Company's Vice President and General Counsel since 2005. She is a senior business executive and counsel with over 20 years of leadership experience in the biotechnology industry. From 1997 to 2003, she held senior positions at ImClone Systems Incorporated, a publicly traded company developing a portfolio of targeted biologic treatments to address the medical needs of patients with a variety of cancers, most recently as its vice president, legal, and associate general counsel. While at ImClone, Ms. Vaczy served as a key advisor in the day-to-day operation of the company and helped forge a number of important strategic alliances, including a $1 billion co-development agreement for Erbitux®, the company’s targeted therapy approved for the treatment of metastatic colorectal and head and neck cancers. ImClone was acquired by Eli Lilly and Company (NYSE: LLY) in 2006. From 1988 through 1996, Ms. Vaczy served as a corporate attorney advising clients in the life science and technology sectors at the New York City law firm of Ross and Hardies. Ms. Vaczy serves on the board of trustees of The Stem for Life Foundation where she also oversees the Foundation’s Student Ambassador Program. She is a member of The Union League Club of New York and serves on its art committee. Ms. Vaczy received a B.A. degree from Boston College and a J.D. degree from St. John’s University School of Law, Queens, New York.

Joseph Talamo, C.P.A.

Mr.Talamo has served as NeoStem's Vice President, Corporate Controller and Chief Accounting Officer since June 2011. From 1996 to 2010, Mr. Talamo held various senior positions at OSI Pharmaceuticals, Inc. (“OSI”), a publicly-traded biopharmaceutical company focused on discovering, developing and commercializing products for the treatment of cancer, diabetes and obesity, and most recently served as its Vice President and Corporate Controller from 2006 to 2010 and its Corporate Controller from 2002 to 2006. While at OSI, Mr. Talamo helped build the accounting and finance infrastructure to support the clinical development and commercial launch of Tarceva®, OSI's targeted therapy approved for the treatment of patients with non-small cell lung cancer and pancreatic cancer. Prior to OSI, Mr. Talamo worked at Bristol-Myers Squibb from 1995 to 1996 in the Financial Reporting and Consolidations Group, and at KPMG from 1993 to 1995 in the Health Care and Life Sciences Audit Group. Mr. Talamo also serves as Treasurer of the Stem For Life Foundation, since 2012. Mr. Talamo also served as Treasurer of the OSI Pharmaceuticals Foundation from 2008 to 2010. Mr. Talamo received a Bachelor of Business Administration in Accounting from Hofstra University in 1991, and a Master of Business Administration in Finance from Hofstra University in 1999. Mr. Talamo is a certified public accountant in the State of New York.

Jonathan Sackner-Bernstein, M.D., FACC

Dr. Sackner-Bernstein, M.D., FACC, has served as the Company’s Vice President of Clinical Development and Regulatory Affairs in April 2012. He brings to the Company over 20 years of experience in clinical practice, medical research, and healthcare management. From 2008 to 2011, Dr. Sackner-Bernstein served as Associate Center Director for Technology and Innovation at U.S. Food and Drug Administration’s Center for Devices and Radiological Health. During his tenure at the FDA, he launched the Center’s Entrepreneurs in Residence program; led the Center for Devices for Devices and Radiological Health Innovation Initiative; served as chairman of the Center’s task force focused on using new science in regulatory decision-making; and established the Center’s Council on Medical Device Innovation in concert with several other federal agencies. Previously, Dr. Sackner-Bernstein served as Chief Medical Officer at the clinical research organization, Clinilabs, where he established a Phase I research unit from 2006 to 2008. He also served as assistant professor of medicine at the Columbia University College of Physicians and Surgeons from 1993 to 2003. His academic accomplishments include contributions to medical therapy of heart failure and patients following heart attack as well as leadership in changing the paradigms of drug development in heart failure. Dr. Sackner-Bernstein’s model for rewarding altruism and increasing donation of kidneys for organ transplant was recently enacted by the Israeli government. In 2011 Dr. Sackner-Bernstein founded ExVivos, LLC, a privately-held company focusing on engineering tissues and organs from human cells for the development of drugs, vaccines and biological products, for which he continues to serve as Chairman and Chief Executive Officer. Dr. Sackner-Bernstein earned his B.S.E. from the Moore School of Electrical Engineering at the University of Pennsylvania and his M.D. from Jefferson Medical College. He completed training in Internal Medicine and Cardiology at Mount Sinai Hospital in New York.

Jeff Liter

Mr. Liter has served as PCT's Chief Operating officer in August 2012. Mr. Liter brings to PCT a breadth of multi-function expertise including operations, finance, merger & acquisition integration, corporate development, strategy development and sales. Additionally, Mr. Liter's work experience spans multiple industries with his most recent four years being dedicated to the life sciences. In his consulting role for On Point (a privately-held company), Mr. Liter led complex international integration initiatives for the likes of Beckman Coulter, Onyx Pharmaceuticals, and Haemonetics. Mr. Liter worked for On Point in 2009 and again in 2012. Additionally, from January 2010 to late in 2011 Mr. Liter spent nearly two years working as the Director of Strategy, Licensing, & Corporate Development for Beckman's Diagnostic Division which was acquired by Danaher Corporation in late 2011. Prior to 2009 Mr. Liter spent nearly ten years working for ADC Corporation where from 2007 to 2008 he led ADC's Corporate Development Team. Mr. Liter has conducted well over a dozen M&A transaction across the globe ranging from $4 million to $2.6 billion. Mr. Liter's integration efforts have included consolidating multi-national manufacturing plants and ensuring the appropriate registrations and line validations across varying regulatory bodies were effectively incorporated into the transition plans. Mr. Liter has led operational restructuring in the United States, several countries in Europe, Australia, and China. Mr. Liter brings a vast set of experiences in working with government agencies, regulating bodies, and works councils in streamlining operations through time urgent transitions. Mr. Liter has a MBA in Finance from the University of Minnesota.

Timothy Fong, Ph.D

Dr. Fong has served as PCT's Vice President, Technology & Product Development since 2011. He brings biotech industry experience to assay, product and process development for client-specific projects as well as development of internal novel cell therapy products and manufacturing technology platforms. Dr. Fong received an MBA from the Executive Program at Saint Mary's College in Moraga, California, a Ph.D. in immunology from the Department of Microbiology and Immunology, UCLA School of Medicine in Los Angeles, California, an M.S. in biological chemistry, from the UCLA School of Medicine, and a B.S. in biochemistry from the University of California, Los Angeles. Dr. Fong earned his doctorate in immunology at UCLA in the laboratory of Dr. T. Makinodan, studying the effects of aging on the immune system with a focus on T cell activation and response. He continued his training with postdoctoral fellowships with Dr. B. Emerson at the Salk Institute in La Jolla, CA identifying molecular mechanisms in beta-globin gene regulation and with Dr. T. Kipps at University of California, San Diego on the regulation of human CD80 expression. Dr. Fong was most recently Technical Director Cell Therapy at BD Biosciences, San Jose, CA and was responsible for the development and manufacturing of clinical grade antibody reagents for use in cGMP cell isolation. From December 2005 through October 2011, Dr. Fong was employed at Becton Dickinson as the technical director of cell therapy resarch (from October 2008 through October 2011) and prior to that from December 2005 through September 2008, the program director of the Becton Dickinson cell therapy initiative to develop a T regulatory cell product for the treatment of graft-versus-host disease (GVHD) and autoimmune diseases. Dr. Fong has over 18 years of drug development experience and has led research and development groups in cell and gene therapies, bio-active peptides and recombinant proteins from discovery research to early human clinical trials in oncology and autoimmune and inflammatory diseases.

Larry A. May

Mr. May served as Chief Financial Officer of NeoStem, Inc. from January 2006 through August 19, 2013 and currently serves as our Vice President, Strategic Initiatives since August 19, 2013. Mr. May, the former Treasurer of Amgen (NASDAQ GS: AMGN), one of the world's largest biotechnology companies, initially joined us to assist with licensing activities in September 2003. He became an officer upon our acquisition of the business of NS California in January 2006. For the last 25 years, Mr. May has worked in the areas of life science and biotechnology. From 1983 to 1998, Mr. May worked for Amgen as Corporate Controller (1983 to 1988), Vice President/Corporate Controller/Chief Accounting Officer (1988 to 1997), and Vice President/Treasurer (1997 to 1998). At Amgen, Mr. May helped build Amgen's accounting, finance and IT organizations. From 1998 to 2000, Mr. May served as the Senior Vice President, Finance & Chief Financial Officer of Biosource International, Inc., a provider of biologic research reagents and assays. From 2000 to May 2003, Mr. May served as the Chief Financial Officer of Saronyx, Inc., a company focused on developing productivity tools and secure communication systems for research scientists. From August 2003 to January 2005, Mr. May served as the Chief Financial Officer of NS California. In March 2005, Mr. May was appointed CEO of NS California and in May 2005 he was elected to the Board of Directors of NS California. He received a Bachelor of Science degree in Business Administration & Accounting in 1971 from the University of Missouri.

Robert Shaw
Mr. Shaw has served as PCT's Vice President, Commercial Sales since August 12, 2013. Prior to joining Progenitor Cell Therapy as their Vice President, Commercial Sales, Mr. Shaw was the Commercial Director for the Stem Cell Initiative at the EMD Millipore Corporation from May 2009 to August 2013. From November 2007 to May 2009, Mr. Shaw was a Director of Strategic Marketing and Worldwide Training at EMD Millipore Corporation. Prior to Millipore, he was the Director of Commercial Development at Wyeth BioPharma where he managed commercial and strategic operations of rhBMP-2 (recombinant Bone Morphogenetic Protein) and Synvisc. He previously held positions of Associate Director of Development at Univax Biologics (now part of NABI) and Assistant Director of Virals Development at Connaught Laboratories (now part of Sanofi Pasteur). Mr. Shaw is a graduate of the University of Toronto with an M.Sc. in Viral Immunology and Loyola University with an M.B.A. He is founder and past co-chair of the Massachusetts Biotechnology Council Process Development Committee, and is on the editorial advisory board of BioProcess International. He has also served on the board of the Parenteral Drug Association Foundation and the Westford Education Foundation.

GOVERNANCE OF NEOSTEM, INC.

Director Independence

NeoStem's current Board members consist of Dr. Smith, Dr. Pecora, Mr. Berman, Mr. Myers, Mr. Bernstein, Mr. Wei and Mr. Greenacre. The Board of Directors has determined that Messrs. Myers, Berman, Bernstein, Wei and Greenacre are independent applying the definition of independence under the listing standards of NASDAQ and SEC regulations.

Board Leadership Structure and Role in Risk Oversight

Our Chief Executive Officer also serves as the Chairman of the Board. We do not have a lead independent director. Our Chairman of the Board, when present, presides over all meetings of our Board of Directors. We believe this leadership structure is appropriate for our Company at this time because (1) of our size, (2) of the size of our Board, (3) our Chief Executive Officer is responsible for our day-to-day operation and implementing our strategy, and (4) discussion of developments in our business and financial condition and results of operations are important parts of the discussion at Board meetings and it makes sense for our Chief Executive Officer to chair those discussions.

Our Board of Directors oversees our risk management. This oversight is administered primarily through the following:

•
The Board's review and approval of our business plans and budget (prepared and presented to the Board by the Chief Executive Officer and other management), including the projected opportunities and challenges facing our business;

•	At least quarterly review of our business developments, business plan implementation and financial results;

•
Our Audit Committee's oversight of our internal controls over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting; and

•	Our Compensation Committee's review and recommendations to the Board regarding our executive officer compensation and its relationship to our business plans.

Committees

Our Board of Directors has established (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating and Governance Committee. Each Committee has only independent directors as members.

Audit Committee

The Audit Committee consists of four directors: Messrs. Bernstein (chairman), Myers, Berman and Greenacre. Each member of the committee is independent applying the definition of independence under the listing standards of NASDAQ and SEC regulations. The Audit Committee meets at least four times during the year. The Board has determined that Mr. Bernstein qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

Pursuant to the terms of the Audit Committee charter, our Audit Committee is required to consist of at least three of our “independent” directors and shall serve at the pleasure of the Board of Directors. An “independent” director is defined as an individual who (a) is not our officer or salaried employee or an affiliate, (b) does not have any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the SEC and NASDAQ and (d) except as permitted by the SEC and NASDAQ, does not accept any consulting, advisory or other compensatory fee from us.

The Audit Committee has a charter that requires the committee to oversee our accounting and financial reporting process, our system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of our financial statements, a current copy of which charter is available to stockholders on our website, www.neostem.com. The primary duties of the Audit Committee consist of, among other things:

•	serving as an independent and objective party to monitor our financial reporting process, internal control system and disclosure control system;

•	serving as an independent and objective party to monitor our financial reporting process, internal control system and disclosure control system;

•
assuming direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and our management regarding financial reporting issues;

•	providing an open avenue of communication among the independent accountants, financial and senior management and the Board; and

•	reviewing and approving all related party transactions.

Statement of Audit Committee

The Audit Committee of the Board offers this statement regarding NeoStem's audited consolidated financial statements contained in its annual report on Form 10-K for the year ended December 31, 2012 and regarding certain matters with respect to Grant Thornton LLP, NeoStem's independent registered public accounting firm for the fiscal year ended December 31, 2012. This statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing with the Securities and Exchange Commission by NeoStem, except to the extent that NeoStem specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2012 with management. The Audit Committee has discussed with NeoStem's independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from NeoStem's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence with respect to NeoStem. Based on the review and discussions referred to above, the Audit Committee recommended to NeoStem's Board of Directors that the audited consolidated financial statements be included in NeoStem's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.
The Audit Committee of the Board of Directors of NeoStem, Inc.

Drew Bernstein, Chairman
Steven S. Myers
Richard Berman
Martyn D. Greenacre

Compensation Committee

Our Compensation Committee consists of three directors: Messrs. Berman (chairman), Myers and Bernstein. Each such member of the Compensation Committee is independent applying the definition of independence under the listing standards of NASDAQ and SEC regulations. The Compensation Committee meets at least two times during each year.

Each member of our Compensation Committee must (i) be one of our independent directors satisfying the independence requirements of NASDAQ and other applicable regulatory requirements; (ii) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended; and (iii) meet the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. Except as permitted by NASDAQ, members of the Compensation Committee must not accept any consulting, advisory or other compensatory fee from us or any of our subsidiaries.

The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically determines and approves all executive officer compensation.

We have adopted a Compensation Committee charter which outlines the Compensation Committee's primary duties which are to:

•
evaluate the performance of the Chief Executive Officer in light of our goals and objectives and determine the Chief Executive Officer's compensation based on this evaluation and such other factors as the Committee shall deem appropriate;

•	determine and approve all executive officer compensation;

•	approve the aggregate amounts and methodology for determination of all salary, bonus, and long-term incentive awards for all employees other than executive officers;

•	review and recommend equity-based compensation plans to the full Board of Directors and approve all grants and awards thereunder;

•
review and approve changes to our equity-based compensation plans other than those changes that require stockholder approval under the plans, the requirements of NASDAQ or any exchange on which our securities may be listed and/or any applicable law;

•
review and recommend to the full Board changes to our equity-based compensation plans that require stockholder approval under the plans, the requirements of NASDAQ or any exchange on which our securities may be listed and/or any applicable law;

•	review and approve changes in our retirement, health, welfare and other benefit programs that result in a material change in costs or the benefit levels provided;

•	administer our equity-based compensation plans; and

•	approve, as required by applicable law, the annual Committee report on executive compensation (if required) for inclusion in our proxy statement.

The Compensation committee has the authority, in its sole discretion, to retain or obtain advice from compensation consultants, independent legal counsel and other advisers, and is directly responsible for the retention, termination, compensation and oversight of the work of any such consultant, counsel or other adviser. In selecting a consultant, counsel or other adviser, the Compensation Committee must, as required by NASDAQ rules, take into consideration all factors relevant to such person's independence from management, including all factors that NASDAQ identifies in its listing standards.

A current copy of the Compensation Committee charter is available to stockholders on our website, www.neostem.com. The Compensation Committee may form and delegate its authority to subcommittees as appropriate. Additionally, the Chief Executive Officer may make recommendations to the Compensation Committee relating to executive and director compensation, but consistent with NASDAQ rules, she may not be present during deliberations or voting regarding her own compensation.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of two directors: Messrs. Myers (chairman) and Greenacre. The Nominating and Governance Committee is empowered by the Board of Directors to recommend to the Board of Directors qualified individuals to serve on our Board of Directors and to identify the manner in which the Nominating and Governance Committee evaluates nominees recommended for the Board. All members of the Nominating and Governance Committee of the Board of Directors have been determined to be independent pursuant to NASDAQ rules and SEC regulations. Our Board of Directors has adopted a Nominating and Governance Committee charter to govern the Nominating and Governance Committee, a current copy of which is available to stockholders on our website, www.neostem.com.

Qualifications for Board Membership

The charter and guidelines developed by the Nominating and Governance Committee describe the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee, among other factors listed in the Committee's guidelines:

••	should possess the highest personal and professional standards of integrity and ethical values;

•	must be committed to promoting and enhancing the long term value of our Company for our stockholders;

•
should not have any interests that would materially impair his or her ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to our Company and our stockholders;

•
must have demonstrated achievement in one of more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to ours;

•	must have adequate time to devote to the Board of Directors and its committees; and

•	is expected to have sound judgment, derived from management or policy-making experience that demonstrates an ability to function effectively in an oversight role.

Diversity Considerations in Director Nominations

We do not have a formal diversity policy. We believe our Board of Directors represents a collection of individuals with a variety of complementary skills which, as a group, possess the appropriate skills and experience to oversee our Company's business. Our directors come from diverse backgrounds including medicine, accounting, private equity, and management of pharmaceutical and healthcare-related companies, including cell therapy.

The charter of our Nominating and Governance Committee provides that “each nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.” In accordance with the mission set out in its charter, our Nominating and Governance Committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of our Board. As part of its evaluation of each candidate, our Nominating and Governance Committee takes into account how that candidate's background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates.

Nominating and Governance Committee Procedures

Our Board of Directors believes we are well-served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board of Directors membership, the Board of Directors will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, if a vacancy on the Board of Directors occurs between annual stockholder meetings or if our Board of Directors believes it is in our best interests to expand its size, the Board of Directors may seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Nominees for director must be discussed by the full Board of Directors and approved for nomination by the affirmative vote of a majority of our Board of Directors, including the affirmative vote of a majority of the independent directors. Three of our directors, Dr. Smith, Mr. Berman and Mr. Wei, were originally nominated in 2006, 2006 and 2009, respectively, pursuant to certain contractual rights. In addition, the appointment of Dr. Pecora to our board was required pursuant to the terms of the merger agreement governing our acquisition of PCT.

The Nominating and Governance Committee assists the Board of Directors by identifying qualified candidates for director and recommends to the Board of Directors the director nominees for the annual meeting of stockholders. The Board of Directors will conduct a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual's willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Board of Directors will determine which nominee(s) to include in the slate of candidates that the Board of Directors recommends for election at each annual meeting of our stockholders.

Procedures for Considering Nominations Made by Stockholders

The Nominating and Governance Committee's charter and guidelines describe procedures for nominations to be submitted by stockholders, other than candidates who have previously served on the Board of Directors or who are recommended by the Board of Directors. The guidelines state that a nomination must be delivered to our Secretary at our principal executive offices not later than the 120th day prior to the date of the proxy statement for the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days after the anniversary date of the annual meeting, notice to be timely must be so delivered a reasonable time in advance of the mailing of our proxy statement for the annual meeting for the current year. The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director, among other things: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director it elected) and (b) information that will enable the Nominating and Governance Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter and the guidelines for director candidates.

There will be no differences in the manner in which our Board of Directors evaluates nominees recommended by stockholders and nominees recommended by the Board of Directors or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board of Directors.

Other Board Committees

The Board also maintains the following additional committees:

Finance Committee: The Finance Committee is authorized to make determinations from time to time with respect to the Company's financial matters, including with respect to the Company's operating budget, capital raising activities, the Company's Series E Warrant Holders and related matters.

Mergers and Acquisitions Committee: The Mergers and Acquisitions Committee is authorized to make determinations from time to time with respect to the Company's M&A and strategic activities and related matters.

Stockholder Communications

Our Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board of Directors. Any such communication should be addressed to our Secretary and should be sent to such individual c/o NeoStem, Inc. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board of Directors, upon our Secretary's receipt of such a communication, a copy of such communication will be sent to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

Board and Committee Meeting Attendance

During the year ended December 31, 2012, our Board of Directors held five meetings, our Audit Committee held five meetings; our Compensation Committee held one meeting and our Nominating and Governance Committee held one meeting. In addition, our Board of Directors, our Audit Committee, our Compensation Committee and our Nominating and Governance Committee each took additional actions by written consent. Each director attended (or participated by telephone in) at least 75% of the total number of meetings of the Board and committees on which he or she served.

Director Attendance at Annual Meetings

Board members are provided with the date, time and place information for the Company's annual meeting so that they may attend if they wish. One incumbent Board member attended the Company's annual meeting held in 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's directors, certain officers of the Company, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on a review of (i) Forms 3 and 4 and amendments thereto furnished to the Company during 2012, (ii) any Forms 5 and amendments thereto furnished to the Company with respect to 2012, and (iii) any written representations that no Form 5 was required, the Company believes that all such parties subject to the reporting requirements of Section 16(a) filed on a timely basis all such reports required during and with respect to the fiscal year ended December 31, 2012, except that Andrew Pecora and Richard Berman each inadvertently filed one late Form 4.

CODE OF ETHICS

We have adopted a code of ethics that applies to our directors, officers and employees, except to our Chief Executive Officer, Chief Financial Officer, and any principal accounting officer, controller, or persons performing similar functions (“Senior Financial Officers”), who are subject to a separate code of ethics. Both codes of ethics are available on our website, www.neostem.com. Our Code of Ethics for Senior Financial Officers is filed as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2010.

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are now entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Chief Executive Officer and our other Named Executive Officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission's rules.

Executive Compensation

We believe that our executive compensation programs, which are reviewed and approved by the Compensation Committee, are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Stockholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for additional details about NeoStem's executive compensation, including information about the fiscal year 2012 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and accompanying narrative disclosure is hereby APPROVED."

Vote Required; Effect

Stockholder approval of this Proposal 3 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the advisory resolution regarding NeoStem's compensation of executives is approved.

The say-on-pay vote is advisory, and therefore not binding on NeoStem, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Act and Section 14A of the Exchange Act also enables our stockholders to indicate their preference regarding how frequently we should seek non-binding advisory votes on the compensation of our Named Executive Officers, as disclosed in our proxy statements pursuant to the SEC's compensation disclosure rules. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on the compensation of our Named Executive Officers once every one, two, or three years. Alternatively, stockholders may abstain from casting a vote.

Recommended Frequency of Advisory Vote on Compensation

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for NeoStem, and therefore our Board of Directors recommends that you vote for a one-year interval for the stockholder advisory votes on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation programs as disclosed in our proxy statements every year. Setting a one year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for our Board of Directors and Compensation Committee to obtain more current information on investor sentiment about our executive compensation philosophy.

Effect

While the Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding stockholder advisory votes on the approval of our named executive officer compensation practices should be held every year, every two years or every three years. The option among those choices receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. The Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority of the votes cast support such frequency, the Board will consider our stockholders' concerns and evaluate any appropriate next steps. However, because this vote is advisory and not binding on the Board of Directors or NeoStem in any way, the Board may decide that it is in the best interests of our stockholders and NeoStem to hold stockholder advisory votes on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF "EVERY YEAR”
ON THIS PROPOSAL 4.

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO NEOSTEM'S AMENDED & RESTATED 2009 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 2,600,000 SHARES.

General

At the Annual Meeting, you are being asked to approve an amendment to the Company's Amended & Restated 2009 Equity Compensation Plan (the "Amended and Restated 2009 Plan") in order to increase the aggregate number of shares of the Company's common stock ("Common Stock") available for issuance thereunder by 2,600,000 shares, from 3,395,000 shares to 5,995,000 shares. The increase to the number of shares authorized for issuance pursuant to the Amended and Restated 2009 Plan was adopted by our Board of Directors on August 14, 2013, subject to the approval of our stockholders. Approval of the amendment to the Amended and Restated 2009 Plan is intended to ensure that our Company can continue to provide an incentive to our employees, directors and consultants by enabling them to share in our future growth. If approved by the stockholders, all of the additional shares will be available for grant as either non-qualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as restricted stock awards, unrestricted shares or other kinds of equity based compensation.

As indicated elsewhere in this Proxy Statement, unless expressly noted otherwise, all numbers and share prices in this Proxy Statement have been adjusted to give effect to the Company's one-for-ten reverse stock split effected on July 16, 2013.

Background of the Amended and Restated 2009 Plan; Reasons for Authorizing Additional Shares for Issuance Thereunder

The general purpose of the Amended and Restated 2009 Plan is to provide an incentive to our Company's employees, directors and consultants by enabling them to share in the future growth of our business. Our Board of Directors believes that the granting of stock options, restricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success. Our Board of Directors believes that our equity compensation program advances our interests by enhancing our ability to (a) attract and retain employees, consultants and directors who are in a position to make significant contributions to our success; (b) reward our employees, consultants and directors for these contributions; and (c) encourage employees, consultants and directors to take into account our long-term interests through ownership of shares.

As of August 19, 2013, under the Amended and Restated Plan there were outstanding option awards covering 2,753,907 shares, and 54,805 shares remaining available for issuance (the “Current Shares Issuable”). In connection with the continuing development and growth of our business, our Board of Directors believes that in order to continue to be able to provide the incentive that our equity compensation program is designed to offer, it is necessary to increase the number of shares reserved for issuance under the Amended and Restated 2009 Plan by 2,600,000 shares. If approved by the stockholders, all of these additional shares authorized under the Amended and Restated 2009 Plan will be available for grant as either non-qualified stock options or incentive stock options within the meaning of Section 422 of the Code, or as restricted stock awards, unrestricted shares or other kinds of equity-based compensation. With a larger pool of issuable shares to draw upon, we will be in a better position to adequately recruit and incentivize and reward our employees, consultants and directors, and the ultimate objectives of the Amended & Restated 2009 Plan will be better served. For example, in the third quarter 2013, we have been able to recruit industry leaders to significantly enhance our senior management team, including adding at NeoStem a new Executive Vice President, Chief Medical Officer and Chief Financial Officer and at PCT, a new Vice President, Commercial Sales, and in connection with their engagements issued an aggregate of 206,000 options and 25,000 shares under the Amended and Restated 2009 Plan.

The Current Shares Issuable under our Amended and Restated 2009 Plan represented approximately 15.5% of our outstanding shares as of August 19, 2013. The 2,600,000 increase to the number of shares authorized for issuance pursuant to the Amended and Restated 2009 Plan would increase the Current Shares Issuable to approximately 28.3% of our outstanding shares as of August 19, 2013. In setting the amount of the share increase for which stockholder approval is being sought in Proposal 5, the Board and the Compensation Committee also considered the recommendation of the independent compensation consultant retained by the compensation committee, Markson HRC, LLC ("Markson"). Markson's recommendation considered the total amount of shares underlying outstanding unexercised options and the shares remaining available for grant under the Amended & Restated 2009 Plan divided by the total number of shares of the Company's common stock outstanding, commonly referred to as "overhang," both prior to and assuming the implementation of the 2,600,000 proposed increase of shares issuable under the Amended & Restated

2009 Plan. Markson's analysis determined that the overhang that would result following the proposed increase under the Amended & Restated 2009 Plan would be within the range of competitive practice within our peer group.

The additional shares are also are also important in light of the fact that to date management has accepted a substantial portion of their compensation in shares of common stock and options issued under the Amended and Restated 2009 Plan.

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of our Common Stock to be included in the aggregate share reserve under the Amended and Restated 2009 Plan effective upon and subject to stockholders' approval, as soon as practicable following such stockholders' approval.

Description of the Amended and Restated 2009 Plan

The following description of the principal terms of the Amended and Restated 2009 Plan is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated 2009 Plan, as filed with the SEC on September 7, 2012 as Appendix B to our Definitive Proxy Statement for our 2012 Annual Meeting of Stockholders. The aforementioned copy of the Amended and Restated 2009 Plan attached to our Definitive Proxy Statement for the 2012 Annual Meeting is the version of the plan as currently in force, and as such, it does not give effect to (i) the one-for-ten reverse stock split effected by the Company on July 16, 2013 or (ii) the amendment to the Amended and Restated 2009 Plan that is presented for stockholder consideration by this Proposal 5 and is set forth on Annex B to this Proxy Statement.

Administration.  The Amended and Restated 2009 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee may grant options to purchase shares of our Common Stock, stock appreciation rights and restricted stock units payable in shares of our Common Stock, as well as restricted or unrestricted shares of our Common Stock. The Compensation Committee also has broad authority to determine the terms and conditions of each option or other kind of equity award, to adopt, amend and rescind rules and regulations for the administration of the Amended and Restated 2009 Plan and to amend or modify outstanding awards of options, restricted stock, stock purchase rights or other equity awards authorized under the Amended and Restated 2009 Plan (including the repricing of either individual awards or all of the awards outstanding under the Amended and Restated 2009 Plan). Our Board of Directors may delegate authority to the chief executive officer and/or other executive officers to grant options to employees (other than themselves), subject to guidelines established by our Board of Directors and consistent with the Amended and Restated 2009 Plan. No options, stock purchase rights or awards may be made under the Amended and Restated 2009 Plan on or after April 9, 2019, but the plan will continue thereafter while previously granted options, stock appreciation rights or awards remain subject to the Amended and Restated 2009 Plan.

Eligibility.  Persons eligible to receive options, stock appreciation rights or other awards under the Amended and Restated 2009 Plan are those employees, consultants and directors of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our Company's success.

Shares Subject to the Amended and Restated 2009 Plan.  The aggregate number of shares of Common Stock available for issuance in connection with options and awards granted under the Amended and Restated 2009 Plan is currently 3,395,000 (or 5,995,000 shares, in the event this Proposal 5 to amend the Amended and Restated 2009 Plan is approved by the stockholders), subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive Stock Options may be granted under the Amended and Restated 2009 Plan with respect to all of those shares. If any option or stock appreciation right granted under the Amended and Restated 2009 Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of our Common Stock as to which such option or award was forfeited will be available for future grants under the Amended and Restated 2009 Plan. No employee, consultant or director may receive options or stock appreciation rights relating to more than 400,000 shares of our Common Stock in the aggregate in any calendar year.

Terms and Conditions of Options.  Options granted under the Amended and Restated 2009 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the Amended and Restated 2009 Plan. The exercise price of options may not be less than the fair market value, on the date of grant, per share of our Common Stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant our Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the fair market value shall generally be the closing sale price on the date of grant (or, if no trades were made on the date of grant, for the last trading day before the date of grant). If no such prices are available, the fair market value shall be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method. On August 28, 2013, the closing sale price of a share of our Common Stock on NASDAQ was $7.26.

No option may be exercisable for more than ten years (five years in the case of an incentive option granted to a ten-percent stockholder) from the date of grant. Options granted under the Amended and Restated 2009 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our Common Stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Compensation Committee is also authorized to establish a cashless exercise program and to permit the exercise price to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

Options granted under the Amended and Restated 2009 Plan may be granted with a “reload” feature under which an optionee will be granted a new option for a number of shares that is equal to the number of shares applied by the optionee to satisfy the exercise price or tax withholdings of a previous option grant.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient's lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option or stock appreciation right to transfer the option or right to immediate family members or a family trust for estate planning purposes. Unless otherwise provided by the Compensation Committee, options that are exercisable at the time of a recipient's termination of service with us will continue to be exercisable for 90 days, unless the optionee terminates employment or service with us voluntarily, other than in the case of retirement, in which case the option ceases immediately. If optionee terminates employment or service with us due to death or disability the option will continue to be exercisable for one year, or for cause, in which case the option will cease to be exercisable upon termination.

Stock Appreciation Rights.  A stock appreciation right may be granted by the Compensation Committee either alone, or in tandem with, other options or awards under the Amended and Restated 2009 Plan. A stock appreciation right will relate to a number of shares of our Common Stock as the Compensation Committee determines at the time of grant. Each stock appreciation right will have an exercise period determined by the Compensation Committee not to exceed ten years from the date of grant. Upon exercise of a stock appreciation right, the holder will receive a number of shares of our Common Stock equal to (i) the number of shares for which the stock appreciation right is exercised times the appreciation in the fair market value of a share of our Common Stock between the date the stock appreciation right was granted and its date of exercise; divided by (ii) the fair market value of a share of our Common Stock on the date that the stock appreciation right is exercised. The Compensation Committee will determine the extent to which a holder of a stock appreciation right may exercise the right following termination of service with NeoStem.

Terms and Conditions of Stock Awards.  The Compensation Committee may also grant a restricted or unrestricted stock award and/or a restricted stock unit award to any eligible employee, consultant or director. Under a restricted stock award, shares of our Common Stock that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved. Shares of our Common Stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse. Unless otherwise determined by the Compensation Committee, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

Under a restricted stock unit award, restricted stock units that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved. To the extent that the award of restricted stock units vests, the recipient shall become entitled to receive a number of shares of our Common Stock equal to the number of restricted stock units that became vested. Restricted stock units cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award and during a recipient's lifetime may be exercised only by the recipient. Prior to the delivery of shares of our Common Stock with respect to an award of restricted stock units, the recipient shall have no rights as a shareholder of NeoStem.

Unrestricted stock awards are grants of shares of our Common Stock that are not subject to forfeiture.

To the extent that the Compensation Committee grants stock awards that are subject to the satisfaction of performance goals specified by the Compensation Committee (“performance awards”), the Compensation Committee shall establish the specified levels of performance goals. Performance goals may be weighted for different factors and measures. The Compensation Committee will have discretion to make adjustments to a performance award in certain circumstances, such as when a person is promoted into a position of eligibility for a performance award, is transferred between eligible positions with different performance goals, terminates employment and is subsequently rehired, takes a leave of absence, or other similar circumstances deemed appropriate by the Compensation Committee. The Compensation Committee may also increase or decrease a stock award to any individual, except that, an award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code, may not be increased. The Compensation Committee will certify the degree of attainment of performance goals after the end of each year.

If stock awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to NeoStem as a whole, or to an individual recipient, or to a department, unit, division or function within the company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Compensation Committee deems appropriate and, if the Compensation Committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; or (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

Effect of Certain Corporate Transactions.  Under the Amended and Restated 2009 Plan, a “Change in Control” will occur in the event that (1) any person (other than the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary) becoming the beneficial owner of securities of the Company representing 30% of the total combined voting power of the Company's then outstanding securities; (2) a merger, consolidation or other business combination of the Company (a “Transaction”) occurs, other than (a) a Transaction involving only the Company and one or more of its subsidiaries, or (b) a Transaction immediately following which our stockholders immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person (other than those covered by the exceptions in (1) above) becomes the beneficial owner of securities of the resulting entity representing more than 25% of the voting power in the resulting entity; (3) during any period of 2 consecutive years beginning on or after the date the Amended and Restated 2009 Plan was approved by the stockholders (i.e., October 5, 2012) (the “Effective Date”), the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company as of the Effective Date (a director shall be deemed to be an Incumbent Director for this purpose if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least 2/3 of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board); or (4) our stockholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of our assets other than the sale of all or substantially all of our assets to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of our outstanding voting securities at the time of such sale. Upon a Change in Control, the Amended and Restated 2009 Plan provides that (a) all outstanding options and stock appreciation rights of each participant granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety, and (b) all unvested stock awards, restricted stock units, restricted stock, performance-based Awards and other Awards shall become fully vested, including without limitation, the following: (i) the restrictions to which any shares of restricted stock granted prior to the Change in Control are subject shall lapse as if the applicable restriction period had ended upon such Change in Control, and (ii) the conditions required for vesting of any unvested performance-based awards shall be deemed to be satisfied upon such change in control.

Amendment, Termination.  Our Board of Directors may at any time amend the Amended and Restated 2009 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, our Board of Directors may not (a) increase the number of shares of our Common Stock available under the Amended and Restated 2009 Plan, (b) change the group of individuals eligible to receive options, stock appreciation rights and/or other plan awards, or (c) extend the term of the Amended and Restated 2009 Plan.

Federal Income Tax Consequences

Following is a summary of the federal income tax consequences of option and other grants under the Amended and Restated 2009 Plan. Optionees and recipients of other rights and awards granted under the 2009 Plan are advised to consult their personal tax advisors before exercising an option, stock appreciation right or award or disposing of any stock received pursuant to the exercise of an option or stock appreciation right or vesting of a stock award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the Amended and Restated 2009 Plan, nor will our Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. Our Company will be entitled to a tax deduction for the year of exercise in an amount equal to the ordinary income recognized by the optionee. Our Company will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of NeoStem Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of our Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of our Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a stock appreciation right will not recognize any income upon grant of the stock appreciation right, nor will our Company be entitled to a deduction at that time. Upon exercise of a stock appreciation right, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of the shares of our Common Stock or cash received upon exercise of the right.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of our Common Stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our Common Stock that is the subject of the award when the Award is made.

The recipient of restricted stock units will recognize ordinary income as and when the units vest. The amount of the income will be equal to the fair market value of the shares of our Common Stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

Potential Limitation on Company Deductions

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to options granted in the future under the Amended and Restated 2009 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to options will qualify as performance-based compensation, provided that (among other things): (i) the stock award plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a Compensation Committee comprised solely of “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Tax Withholding

As and when appropriate, our Company shall have the right to require each optionee purchasing shares of our Common Stock and each grantee receiving an award of shares of our Common Stock under the Amended and Restated 2009 Plan to pay any federal, state or local taxes required by law to be withheld.

Future Grants

The grant of options, stock appreciation rights and stock awards under the Amended and Restated 2009 Plan is discretionary, and except for grants (i) set forth in the table below or (ii) that will be issued pursuant to our 2013 Board of Directors Compensation Plan (the “Board of Directors Compensation Plan”) as described in footnote (2) below, our Company cannot determine now the number or type of options, stock appreciation rights or stock awards to be granted in the future to any particular person or group.

NEW PLAN BENEFITS

Name and Position	Dollar Value ($)	Number of Units
Robin L. Smith, M.D. Chief Executive Officer and Chairman of the Board	(1)	(1)
Executive Group	(1),(2),(3)	(1),(2),(3)
Non-Executive Director Group	(4)	(4)
___________________

(1) Pursuant to an arrangement authorized by the Compensation Committee of the Board of Directors, Dr. Smith may elect in her discretion that her cash compensation for 2013 be paid in shares of common stock at fair market value at issuance.

(2) Pursuant to the July 31, 2013 amendment to his employment agreement, Dr. Pecora has agreed during the term thereof to accept his salary (a) as to  $210,000 in shares of common stock (through shares priced at fair market value at the time of issuance pursuant to the Amended and Restated 2009 Plan, and through participation in the Company's Employee Stock Purchase Plan), and (b) as to $30,000 in cash, subject to Dr. Pecora notifying the Company on a quarterly basis of any desired changes to the foregoing stock/cash allocation.

(3) Pursuant to Dr. Losordo's employment agreement, he shall receive a bonus of 10,000 shares of the Company's common stock on each of the first, second and third anniversaries of his commencement date.

(4) The Board of Directors Compensation Plan provides that each Board member who is not an employee of NeoStem or one of its wholly-owned subsidiaries shall be authorized to receive, in such Board member's sole discretion, either (i) options to purchase 18,700 shares of the Company's common stock; or (ii) a stock award of 12,000 shares of our Common Stock, in either case issued under and subject to the terms of the Amended and Restated 2009 Plan, for his or her service as a Board member. Options and shares issued under the Board of Directors Compensation Plan vest fully on the date of grant. The Board of Directors Compensation Plan further provides that the Chair of each Board Committee who is not an employee of the Company or any of its wholly-owned subsidiaries shall be authorized to additionally receive, in such Committee Chair's sole discretion, either (i) options to purchase 7,800 shares of our Common Stock; or (ii) a stock award of 5,000 shares of our Common Stock, in either case issued under and subject to the terms of the Amended and Restated 2009 Plan, for his or her service as a Committee Chair. These options and shares vest fully on the date of grant. In each case, the exercise price of options authorized pursuant to the Board of Directors Compensation Plan is equal to the closing price of a share of our Common Stock on the date of grant. Pursuant to the Board of Directors Compensation Plan, the foregoing are issued on each January 4th during the term of the Board of Directors Compensation Plan. Directors who are not employees of NeoStem or its wholly-owned subsidiaries are also entitled to cash fees equal to $7,500 per calendar quarter. Notwithstanding the foregoing, the Compensation Committee has the discretion to renew or adjust, as appropriate, this Board of Directors Compensation Plan at the end of each calendar year, including with respect to whether to continue offering the choice under such plan between options and stock.

Aggregate Past Grants

As of August 19, 2013, awards covering an aggregate of 3,339,695 shares of our Common Stock had been granted under the Amended and Restated 2009 Plan. This amount includes 2,753,907 shares subject to stock option awards and 585,788 shares granted as stock awards under the Amended and Restated 2009 Plan. The following table shows information regarding the distribution of these awards among the persons and groups identified below:

Name or Category	Number of Shares Subject to Stock Option Awards	Number of Shares Granted as Stock Awards
Named Executive Officers:
Robin L. Smith, M.D.*	567,231	143,688
Chief Executive Officer
Catherine M. Vaczy, Esq.	209,147	18,567
Vice President and General Counsel
Robert Preti	103,140	2,347
President and Chief Scientific Officer of PCT
All current Executive Officers as a group	1,291,664	211,509
All current Directors who are not Executive Officers as a group	163,047	144,124
Director nominees:
Richard Berman	31,339	35,531
Steven S. Myers	31,339	48,031
Drew Bernstein	85,369	—
Eric H.C. Wei	15,000	35,031
Andrew L. Pecora, M.D., FACP	179,000	15,907
Martyn D. Greenacre	—	25,531
All Directors and Executive Officers, as a group (13 persons)	1,454,711	355,633
__________
* Also current director and director nominee.
Disclosure of Equity Compensation Plan Information as of December 31, 2012

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under our equity compensation plans as of December 31, 2012. In the following table, the equity compensation plan approved by security holders includes the Amended and Restated 2009 Plan. This plan was our only equity compensation plan approved by security holders in existence as of December 31, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)*	Weighted-average exercise price of outstanding options, warrants and rights (b)*	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a)) (c)*
Equity compensation plans approved by security holders	2,168,668	$12.90	916,940
Equity compensation plans not approved by security holders (1)	358,359	$11.20	—
Total	2,527,027	$12.60	916,940

*	All numbers in this table and footnotes thereto have been adjusted (as appropriate) to reflect the one-for-ten reverse stock split effective as of July 16, 2013.

(1) Consists of individual grants of warrants to seventeen service providers to the Company, no one of which is individually material.

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy is required to approve Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF NEOSTEM VOTE “FOR” APPROVAL OF THE AMENDMENT TO NEOSTEM'S AMENDED AND RESTATED 2009 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 2,600,000 SHARES.

PROPOSAL 6

TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS NEOSTEM'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Re-Appointment of Grant Thornton LLP

Grant Thornton LLP (“Grant Thornton”) currently serves as our independent registered public accounting firm and has audited our financial statements for the year ended December 31, 2012. Grant Thornton was initially appointed as our independent registered public accounting firm in 2011.

The Audit Committee of our Board of Directors (the “Audit Committee”) has appointed Grant Thornton as our independent registered public accounting firm for our fiscal year ending December 31, 2013. Our Board is submitting this appointment to our stockholders for ratification at the Annual Meeting.

Background on Prior Change to NeoStem's Auditors

Deloitte & Touche LLP ("Deloitte") served as the Company's independent registered public accounting firm for fiscal year 2010. As previously reported in our Current Report on Form 8-K dated June 23, 2011, as amended, on June 23, 2011 Deloitte informed NeoStem that it declined to stand for re-appointment as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2011, but that it would complete the interim period review of NeoStem's financial statements for the quarterly period ended June 30, 2011. Deloitte's engagement as NeoStem's independent registered public accounting firm did in fact end on August 12, 2011 with its completion of the interim period review of NeoStem's financial statements for the quarterly period ended June 30, 2011.

Deloitte's report on NeoStem's financial statements for the fiscal year ended December 31, 2010 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During NeoStem's fiscal year ended December 31, 2010 and the subsequent interim periods through August 12, 2011, NeoStem had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in its reports for such periods. During the fiscal year ended December 31, 2010, and the subsequent interim periods through August 12, 2011, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K. Deloitte did not serve as the Company's independent registered public accounting firm prior to fiscal 2010.

On August 23, 2011, upon the recommendation and approval of the Audit Committee of NeoStem's Board of Directors, Grant Thornton was engaged to serve as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2011, commencing with the interim period ending September 30, 2011, and the appointment of Grant Thornton for fiscal year 2011 was ratified by our stockholders at our 2011 annual meeting held on October 14, 2011. The appointment of Grant Thornton as NeoStem's independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by our stockholders at our 2012 annual meeting held on October 5, 2012.

On August 6, 2013, the Audit Committee appointed Grant Thornton as our independent registered public accounting firm for fiscal year 2013. It is intended that the persons named in the accompanying proxy will vote for the ratification of the appointment of Grant Thornton as NeoStem's independent registered public accounting firm for our fiscal year ending December 31, 2013.

Representatives of Grant Thornton at Annual Meeting

Representatives Grant Thornton are expected to be present at the Annual Meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Accounting Fees and Other Accounting Matters

Grant Thornton was engaged to serve as the Company's independent registered public accounting firm commencing with the interim period ending September 30, 2011, and accordingly, audited the Company's financial statements for the fiscal years ended December 31, 2012 and 2011. The following table sets forth a summary of the fees billed or expected to be billed to us by Grant Thornton for professional services rendered for the fiscal years ended December 31, 2012 and 2011.

Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit Fees(1)	$606,037	$605,521
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$1,938
Total Fees	$606,037	$607,459
 _______________

(1)
Audit Fees consist of aggregate fees billed or expected to be billed for professional services rendered for the audit of the Company's annual consolidated financial statements included in the Company's Annual Reports on Form 10-K and review of the interim consolidated financial statements included in Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2012 and December 31, 2011, respectively.

(2)
Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of aggregate fees billed or expected to be billed for professional services rendered for tax compliance, tax advice and tax planning. These fees related to preparation of the Company's federal and state income tax returns and other tax compliance activities.

(4)	All Other Fees consist of aggregate fees billed for products and services provided by Grant Thornton (as applicable), other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and approves in advance any services to be performed by the independent registered public accounting firm, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm. All of the fees shown above were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy is required to approve Proposal 6.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our Common Stock beneficially owned as of August 19, 2013 by:

•each of our current executive officers;
•each of our current directors;
•all of our current directors and executive officers as a group; and
•each person who is known by us to beneficially own 5% or more of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power. Shares of our Common Stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees or warrant holders. Unless otherwise indicated, and subject to any applicable community property laws, to our knowledge the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Unless otherwise indicated, the address of the beneficial owner is c/o NeoStem, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170.

As of August 19, 2013, there were 20,336,774 shares of Common Stock outstanding. As of such date, the directors and executive officers of the Company collectively owned beneficially 4,788,776 shares, or approximately 21.77% of the outstanding shares.

Name and Address of Beneficial Holder	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Robin L. Smith, M.D	772,486	(1)	3.7%
Chief Executive Officer and Chairman of the Board
Robert A. Preti, Ph.D.	273,047	(2)	1.3%
President and Chief Scientific Officer of PCT
Catherine M. Vaczy	216,617	(3)	1.1%
Vice President and General Counsel
Andrew L. Pecora, M.D., F.A.C.P.	344,719	(4)	1.7%
Chief Medical Officer and Director of NeoStem,
Chief Medical Officer of PCT and Chief Scientific Officer of Amorcyte
Richard Berman	48,350	(5)	0.2%
Director
Steven S. Myers	178,932	(6)	0.9%
Director
Drew Bernstein	85,369	(7)	0.4%
Director
Eric H.C. Wei	2,678,518	(8) (9)	12.9%
Director
RimAsia Capital Partners, L.P.	2,663,518	(9)	12.8%
RimAsia Capital Partners GP, L.P.
RimAsia Capital Partners GP, Ltd.
RimAsia Capital Partners Manager, Ltd.
1807 Harbour Centre
25 Harbour Road
Wanchai Hong Kong
Martyn Greenacre	75,531	(10)	0.4%
Director
All Directors and Executive Officers as a group (thirteen persons)	4,788,776	(11) (12)	21.77%

The address for each officer and director is c/o NeoStem, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170.

(1) Includes (i) options to purchase up to 581,731 shares of our common stock which are exercisable within 60 days of August 19, 2013 and (ii) warrants to purchase up to 2,200 shares of our common stock which are exercisable within 60 days of August 19, 2013.

(2) Includes (i) options to purchase up to 55,928 shares of our common stock which are exercisable within 60 days of August 19, 2013 and (ii) warrants to purchase up to 34,305 shares of our common stock which are exercisable within 60 days of August 19, 2013.

(3) Includes (i) options to purchase up to 180,930 shares of our common stock which are exercisable within 60 days of August 19, 2013 and (ii) warrants to purchase up to 200 shares of our common stock which are exercisable within 60 days of August 19, 2013.

(4) Includes options to purchase up to 92,668 shares of our common stock which are exercisable within 60 days of August 19, 2013 and (ii) warrants to purchase up to 35,860 shares of our common stock which are exercisable within 60 days of August 19, 2013.

(5) Includes options to purchase up to 34,939 shares of common stock which are exercisable within 60 days of August 19, 2013.

(6) Includes options to purchase up to 34,939 shares of common stock which are exercisable within 60 days of August 19, 2013.

(7) Includes options to purchase up to 85,369 shares of common stock which are exercisable within 60 days of August 19, 2013.

(8) Includes options to purchase up to 15,000 shares of common stock which are exercisable within 60 days of August 19, 2013.

(9) Includes (i) 2,252,987 shares of our common stock, 908,612 of which were issued upon the conversion of 8,177,512 shares of Series C Convertible Preferred Stock held by RimAsia Capital Partners, L.P. and (ii) warrants to purchase up to 400,000 shares of our common stock which are exercisable within 60 days of August 19, 2013. These shares are held by RimAsia Capital Partners, L.P., a Cayman Islands exempted limited partnership (“RimAsia”) except that 25,531 shares are held by RimAsia Capital Partners Manager, Ltd. ("RimAsia Manager"). RimAsia Manager is the fund manager of RimAsia Capital Partners GP, L.P. (“RimAsia GP”) and the manager of RimAsia, RimAsia GP, a Cayman Islands exempted limited partnership, is the general partner of RimAsia. RimAsia Capital Partners GP , Ltd., a Cayman Islands exempted company (“RimAsia Ltd.”), is the general partner of RimAsia GP. Mr. Wei, one of our directors, is the sole director of RimAsia, RimAsia GP, RimAsia Ltd., and is a director of RimAsia Manager, and Mr. Wei has the sole power to vote and dispose of our common stock held by RimAsia.

(10) Includes warrants to purchase up to 25,000 shares of common stock which are exercisable within 60 days of August 19, 2013.

(11) See footnotes 1 - 8 and 10. Includes shares and exercisable rights owned by RimAsia Capital Partners as set forth in footnote 9.

(12) Includes (i) options to purchase up to 81,746 shares of common stock which are exercisable within 60 days of August 19, 2013 held by executive officers not individually listed in this table of the Company and its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to the PCT Merger Agreement, NeoStem agreed to pay off PCT's credit line with Northern New Jersey Cancer Associates (“NNJCA”), in an amount up to $3,000,000, shortly after the closing of the PCT Merger. On January 21, 2011, NeoStem paid NNJCA $3,000,000 in full satisfaction of all of borrower PCT's obligations to lender NNJCA arising from the underlying line of credit and security agreement. Dr. Andrew Pecora (who was PCT's Chairman and CEO prior to the PCT Merger, who became PCT's Chief Medical Officer on January 19, 2011 pursuant to an employment agreement effective upon the closing of the PCT Merger, and who was appointed to NeoStem's Board of Directors in 2011 pursuant to the PCT Merger Agreement), has served as Managing Partner of NNJCA since 1996.

In accordance with the PCT Merger Agreement, the stock consideration paid by NeoStem in exchange for the membership interests of PCT was deposited into an escrow account for eventual distribution to the former members of PCT. Dr. Pecora, Dr. Robert A. Preti (PCT's President and Chief Scientific Officer prior to the PCT Merger, and who following the PCT Merger serves as PCT's President pursuant to an employment agreement that became effective upon the PCT Merger closing) and George S. Goldberger (PCT's Chief Business and Financial Officer, Treasurer and Secretary prior to the PCT Merger, and who following the PCT Merger serves as PCT's Vice President - Business Development pursuant to an employment agreement that became effective upon the PCT Merger closing), beneficially owned approximately 17.2%, 17.0% and 2.5%, respectively, of the membership interests of PCT that were outstanding immediately prior to the closing of the PCT Merger. Certain of the shares of NeoStem Common Stock issued to these three individuals have been released from escrow earlier than the first release of shares for other members of PCT for the purpose of enabling them to pay taxes that will be due as a result of the PCT Merger. As of August 13, 2013, Dr. Pecora, Dr. Preti and Mr. Goldberger beneficially own 344,719, 273,047 and 197,399 shares, respectively, of the outstanding NeoStem Common Stock, representing respectively 1.7%, 1.3% and 1.0% of the NeoStem's Common Stock.

Dr. Pecora beneficially owned approximately 17.2% of the membership interests of PCT that were outstanding immediately prior to the closing of the PCT Merger. Pursuant to the PCT Merger, Dr. Pecora received the right to 184,452 shares of NeoStem Common Stock (with an aggregate value of $2,766,790 based on the closing price of the NeoStem Common Stock on the date of closing) and Warrants (with an aggregate estimated value of $342,000) to purchase an aggregate of 52,203 shares of NeoStem Common Stock, with one-third (17,401) of such Warrants each exercisable at a per share purchase price of $30.00, $50.00 and $70.00, respectively (the $70.00 warrants vesting only upon the achievement of a business milestone). Dr. Preti beneficially owned approximately 17.0% of the membership interests of PCT that were outstanding immediately prior to the closing of the PCT Merger. Pursuant to the PCT Merger, Dr. Preti received the right to 179,188 shares of NeoStem Common Stock (with an aggregate value of $2,687,820 based on the closing price of the NeoStem Common Stock on the date of closing) and Warrants (with an aggregate estimated value of $332,000) to purchase an aggregate of 50,712 shares of NeoStem Common Stock, with one-third (16,904) of such Warrants each exercisable at a per share purchase price of $30.00, $50.00 and $70.00, respectively (the $70.00 warrants vesting only upon the achievement of a business milestone).

The Company acquired Amorcyte, Inc. (the “Amorcyte Merger”) on October 17, 2011 in accordance with the terms of the Agreement and Plan of Merger, dated as of July 13, 2011 (the “Amorcyte Merger Agreement”). As a result of the consummation of the Amorcyte Merger, Amorcyte is now a wholly-owned subsidiary of NeoStem. Amorcyte had originally been incorporated as a subsidiary of PCT and was spun off to PCT's members prior to NeoStem's January 19, 2011 acquisition of PCT. At the time the Amorcyte Merger Agreement was entered into, Dr. Pecora and George Goldberger were officers of both PCT and Amorcyte. Dr. Pecora was Amorcyte's Chief Scientific Officer prior to the Amorcyte Merger and continues to serve in such capacity for no additional consideration. Mr. Goldberger was Vice President - Business Development of PCT and Chief Financial Officer of Amorcyte. Dr. Pecora, Mr. Goldberger and Dr. Preti were all stockholders of Amorcyte.

In accordance with the terms of the Amorcyte Merger Agreement, the stock consideration paid by NeoStem in exchange for the equity interests of Amorcyte was deposited into an escrow account for eventual distribution to the former security holders of Amorcyte. Dr. Pecora beneficially owned approximately 15.6 % of the common stock, and 0.6% of the Series A preferred stock, respectively, as well as certain options of Amorcyte, that were outstanding immediately prior to the closing of the Amorcyte Merger. Pursuant to the Amorcyte Merger, Dr. Pecora received the right to 3,285 shares of NeoStem Common Stock (with an aggregate value of $21,025 based on the closing price of the Company's Common Stock on the date of closing) and Series AMO Warrants (with an estimated aggregate value of $10,000) to purchase 1,057 shares of NeoStem Common Stock at a per share purchase price of $14.66. Dr. Preti beneficially owned approximately 15.6 % of the common stock, and 0.3% of the Series A preferred stock, respectively, as well as certain options of Amorcyte, that were outstanding immediately prior to the closing of the Amorcyte Merger. Pursuant to the Amorcyte Merger, Dr. Preti received the right to 1,536 shares of NeoStem Common Stock (with an aggregate value of $9,833 based on the closing price of the Company's Common Stock on the date of closing) and Series AMO Warrants (with an estimated aggregate value of $1,771) to purchase 494 shares of NeoStem Common Stock at a per share purchase price of $14.66. The Amorcyte Merger Agreement additionally provides that the former equity holders of Amorcyte have the right to receive additional shares of NeoStem's Common Stock, which will be issued only if certain business milestones specified in the Amorcyte

Merger Agreement are accomplished, as well as certain earn-out payments upon the commercialization of AMR-001, Amorcyte's lead product candidate for the treatment of acute myocardial infarction.

In order to accelerate Amorcyte's commencement of its Phase 2 clinical trial of AMR-001, NeoStem agreed to provide loans to Amorcyte prior to the closing of the Amorcyte Merger to be used in connection with the Phase 2 trial. Pursuant to a Loan Agreement entered into on September 9, 2011, NeoStem loaned Amorcyte prior to the closing of the Merger an aggregate of $338,500 which was applied towards the commencement of the Phase 2 trial.

One investor in the Company's private placement offering in May 2012 was Martyn Greenacre, a member of the Company's Board of Directors, who purchased 25,000 shares (and the related warrants) for a total subscription amount of $100,000.

In 2011, consistent with NeoStem's previously disclosed intention to provide support for The Stem for Life Foundation (the “Foundation”), a Pennsylvania nonprofit corporation classified as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), whose mission is to promote public awareness, fund research and development and subsidize stem cell collection and storage programs, NeoStem contributed to the Foundation 40,760 shares of previously issued restricted NeoStem Common Stock with a fair value of approximately $607,000. The contribution of such securities was subject to the approval of the NeoStem Board of Directors and the Audit Committee. In 2012, The Foundation paid NeoStem approximately $150,000 for services associated with joint activities between the Foundation, NeoStem, the Pontifical Council for Culture and the Pontifical Council's foundation, Science, Theology and the Ontological Quest. NeoStem's CEO and Chairman is President and a Trustee of the Foundation, its General Counsel is Secretary and a Trustee of the Foundation and its Chief Accounting Officer is Treasurer of the Foundation.

Pursuant to the terms and conditions of the October 2009 Erye Joint Venture Agreement which had governed the respective rights and obligations with respect to NeoStem's former interest in Erye, dividend distributions to EET and the Company’s subsidiary were to be made in proportion to their respective ownership interests in Erye; provided, however, that for the three-year period commencing on the first day of the first fiscal quarter after the Joint Venture Agreement became effective distributions were made as follows: for undistributed profits generated subsequent to the acquisition date: (i) the 49% of undistributed profits (after tax) of the joint venture due EET were to be distributed to EET and lent back to Erye to help finance costs in connection with its construction of and relocation to a new facility (which was to be repaid gradually after construction is completed); and (ii) of the net profit (after tax) of the joint venture due the Company, 45% was to be provided to Erye as part of the new facility construction fund and was to characterized as additional paid-in capital for the Company’s 51% interest in Erye, and 6% was to be distributed to the Company. For undistributed profits generated prior to the acquisition date: (i) the 49% of undistributed profits (after tax) of the joint venture due EET was to be distributed to EET and lent back to Erye to help finance costs in connection with its construction of and relocation to a new facility (to be repaid gradually after construction is completed); and (ii) of the net profit (after tax) of the joint venture due the Company, 51% was to be provided to Erye as part of the new facility construction fund and was to be characterized as additional paid-in capital for the Company’s 51% interest in Erye. It was contemplated by the Joint Venture Agreement that the construction would continue for three years. As such, 45% of the dividend we were entitled to by reason of our 51% ownership remained in Erye through 2012 to complete the construction while EET loaned back their dividend during the same period at a prevailing bank interest rate. Upon the liquidity event of Erye, as contemplated in the joint venture agreement, the Company was entitled to the return of its dividend reinvestments to the extent of the proceeds generated by the liquidity event. Repayment of such loans from EET was to occur gradually after the construction is completed. In January 2011, a dividend totaling approximately $13,671,100 based on earnings for Fiscal Year 2009 was declared and approximately $6,698,800 was distributed to EET and lent back to Erye and approximately $6,972,300 due the Company was reinvested and re-characterized as additional paid-in capital in the business. In April 2011, a dividend totaling $10,259,700 based on earnings for Fiscal Year 2010 was declared and approximately $5,027,300 was distributed to EET and lent back to Erye, and approximately $5,232,400 due the Company was reinvested and re-characterized as additional paid-in capital in the business. A 10% withholding tax was required on dividends payable to the Company. As a result, Erye withheld approximately $1,220,500 in taxes related to the Company’s Fiscal Year 2009 and 2010 dividend amounts, and such amount has been paid to the local Chinese tax authorities as of December 31, 2011.

On November 13, 2012, we and our subsidiary, CBH, sold our 51% ownership interest in Erye to Fullbright and EET. EET was prior to the sale the holder of the minority 49% ownership interest in Erye, and was a party along with our subsidiary CBH to the Joint Venture Agreement which had governed the ownership of the respective interests in Erye. Fullbright is an affiliate of EET. Mr. Shi Mingsheng (a former member of our Board of Directors, and Chairman of the Board of Erye) and Madam Zhang Jian (the General Manager of Erye, and formerly our Vice President of Pharmaceutical Operations) are the principal equity holders of each of EET and Fullbright. Fullbright assigned all its rights and obligations under the Equity Purchase Agreement (except for its obligations in respect of the return of certain NeoStem securities held by it as part of the purchase price, and its obligations in respect of closing deliverables) to Highacheive Holdings Limited, a limited liability company organized under the laws of the

British Virgin Islands and an affiliate of Fullbright (“Highacheive”). As a result of the assignment, the Purchasers of our Erye Interest were EET and Highacheive.

EXECUTIVE COMPENSATION

Effects of Reverse Split

Unless otherwise expressly indicated, all share numbers, share prices and exercise prices referred to in this Proxy Statement have been adjusted to reflect the one-for-ten reverse stock split effected by the Company on July 16, 2013.

Independent Compensation Consultant

For 2012, the Compensation Committee retained an independent compensation consultant, Markson HRC, LLC (“Markson”), to provide comparative data on compensation practices in our industry for executive officers, Board members and Board committee members. This included compensation review for our Chief Executive Officer, senior executive officers (including the named executive officers in the table below) and for our directors with no committee assignments, as well as members of each of our Audit, Compensation and Nominating and Governance Committees.  Their report provided competitive benchmarks for base salaries, bonuses, equity, perquisites and benefits, their observations and their broad recommendations. Although the Compensation Committee considers Markson's advice and recommendations about our executive and director compensation program together with input from management, the Compensation Committee ultimately makes its own decisions about these matters. Markson is again consulting with the Compensation Committee in connection with the Company's 2013 compensation and has been formally engaged for that purpose.

2012 Option Program - Description
On April 26, 2012, the Compensation Committee of the Board of Directors adopted a program (the “2012 Option Program”) whereby each participating officer was issued on April 26, 2012, an option (the “Option”) to purchase that number of shares of Common Stock equal to that portion of the participating officer's gross salary (the “Participating Salary”) for the period May 1, 2012 - July 31, 2012 (the “Election Period”) elected by the participating officer divided by $2.50, the Black-Scholes value of an Option issued under the 2012 Option Program. The Option, the issuance of which is in lieu of payment of the Participating Salary, vests at the end of the month in which the Participating Salary to which it relates would have been paid and has a term of ten years despite any termination of employment of the Participating Officer. The per share exercise price is $3.60, based on the closing price of the Common Stock on the date of the issuance of the Options. The gross Participating Salary for all Participating Officers is $181,309 and the total number of Options granted under the 2012 Option Program was 72,523. The Options were issued under the Company's 2009 Plan.

Summary Compensation Table

The following table sets forth certain summary compensation information with respect to NeoStem's Chief Executive Officer and NeoStem's two other most highly compensated executive officers, for services as executive officers for the last two fiscal years.

Name and						Stock	Option		All Other		Total
Principal Function	Year	Salary		Bonus		Awards(1)	Awards(1)		Compensation		Compensation
Robin Smith, Chief Executive Officer	2012	$412,694	(2)	$363,000	(3)	$183,840	$638,941		$44,927	(4)	$1,643,403
	2011	$375,176	(5)	$330,000	(6)	$—	$2,912,100	(7)	$30,496	(8)	$3,647,772
Robert Preti, President and Chief Scientific Officer of PCT	2012	$309,880	(9)	$—		$—	$97,578		$—		$407,457
	2011	$300,808	(10)	$—		$—	$439,002		$6,359	(11)	$746,169
Catherine M. Vaczy, Vice President and General Counsel	2012	$255,350	(12)	$—		$6,365	$123,480		$17,875	(13)	$403,070
	2011	$221,286		$60,000	(14)	$—	$293,507		$16,325	(15)	$591,118

 __________________

(1)
Amounts shown under “Stock Awards” and “Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with SEC rules. See Note 9 to the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for a discussion of assumptions made in such valuations. All stock awards, option awards and other shares discussed in this table were issued under the Company's Amended & Restated 2009 Equity Compensation Plan (the "Plan"), with a per share price generally equal to the fair market value of a share of common stock on the date of grant.

(2)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Smith elected to receive an aggregate of $218,090 of her 2012 salary in shares of Common Stock and Options issued under the Plan in lieu of cash.

(3)
On March 6, 2013, Dr. Smith elected to receive a portion of her 2012 bonus in shares of NeoStem, Inc.'s common stock(the “Shares”), $.001 par value. Dr. Smith received 10,000 Shares based on a per share purchase price of $5.30, the fair market value at the time of election.

(4)
Consisted of (i) a car allowance of $12,000, (ii) approximately $1,903 health insurance reimbursement, (iii) approximately $14,942 paid by us on behalf of Dr. Smith for life and disability insurance; and (iv) $16,083 for club membership dues.

(5)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Smith elected to receive an aggregate of $172,761 of her 2011 salary, in shares of Common Stock of the Company issued under the Plan at the then-market price.

(6)	In 2011, Dr. Smith elected to accept her entire bonus in shares of Common Stock of the Company.

(7)
Includes $722,900 attributable to the incremental compensation cost recognized for the acceleration of certain of Dr. Smith's stock options on April 4, 2011 in connection with an amendment to her employment agreement.

(8)	Consisted of (i) a car allowance of $12,000, (ii) approximately $15,946 paid by us on behalf of Dr. Smith for life and disability insurance, and (iii) approximately $2,550 for club membership dues.

(9)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Preti elected to receive an aggregate of $32,761 of his 2012 salary in shares of Common Stock and Options issued under the Plan in lieu of cash.

(10)
As a result of the PCT Merger and Dr. Preti's employment as President of PCT effective upon the PCT Merger, Dr. Preti is considered to be an executive officer of the Company effective January 19, 2011. Salary reflected in this table is pursuant to an employment agreement effective on such date.

(11)	This amount consists of PCT's contribution to Dr. Preti's 401(k).

(12)	Pursuant to an arrangement approved by the Compensation Committee, Ms. Vaczy elected to receive an aggregate of $37,756 of her 2012 salary in Options issued under the Plan.

(13)	Consisted of (i) a car allowance of $12,000, (ii) approximately $875 health insurance reimbursement; and (iii) $5,000 for club membership dues.

(14)	Pursuant to a letter agreement dated January 6, 2012, Ms. Vaczy agreed to accept $10,000 of her bonus in shares of common stock issued under the Plan.

(15)	Consisted of (i) a car allowance of $12,000; and (ii) $4,325 for club membership dues.

NEOSTEM EMPLOYMENT AGREEMENTS AND EQUITY GRANTS

Employment Agreements

This section contains a description of the employment agreements NeoStem has (or had during the years ended December 31, 2011 and 2012) with the officers named in the Summary Compensation Table. All descriptions are qualified in their entirety by reference to such agreements. The descriptions to follow provide further information about the compensation that is shown in the Summary Compensation Table for these officers. They also give you information about payments that could be received by these officers under certain circumstances at such time as their employment with NeoStem ends, for example, certain severance arrangements.

Robin L. Smith - Chief Executive Officer and Chairman of the Board

On May 26, 2006, we entered into an employment agreement with Dr. Robin L. Smith, pursuant to which Dr. Smith serves as our Chief Executive Officer, which agreement has been subsequently amended from time to time. Under this agreement, as amended through July 29, 2009 (as so amended, the “Agreement”), Dr. Smith was employed through December 31, 2011 and as of September 27, 2009 was entitled to receive a base salary of $332,750 per year (increasing by 10% on each annual anniversary of September 27), an annual bonus determined by the Board of at least $275,000, and certain other perquisites including a car allowance, variable life insurance, and reimbursement for fees for a New York club to be used for business entertaining and meetings. To help conserve cash, Dr. Smith elects from time to time to receive her net salary (and bonus) in shares of the Company's common stock, pursuant to an arrangement approved by the Compensation Committee. Pursuant to an arrangement approved by the Compensation Committee, Dr. Smith elected to receive an aggregate of $172,761 of her 2011 salary, and continued in 2012 to receive a significant portion of her salary, in shares of Common Stock of the Company issued under our 2009 Equity Compensation Plan at the then-market price. In 2011, Dr. Smith elected to accept her entire bonus in shares of Common Stock of the Company. Dr. Smith's Participating Salary in the 2012 Option Program is $100,656, her full gross salary for the Election Period. As of October 29, 2009, the Compensation Committee of the Board approved the reimbursement to Dr. Smith of premiums, up to $4,000 annually, for disability insurance covering Dr. Smith. We maintain key-man life insurance on Dr. Smith in the amount of $5,000,000.

On April 4, 2011, the Company entered into an amendment of the Agreement. Pursuant to the amendment, (i) the term of the Agreement was extended from December 31, 2011 to December 31, 2012; (ii) Dr. Smith was entitled to receive cash bonuses on October 1, 2011 and 2012 in the minimum amount of 110% of the prior year's bonus; (iii) a failure to renew the Agreement at the end of the term regardless of reason shall be treated as a termination by the Company without cause; (iv) the Company shall pay Dr. Smith her base salary and COBRA premiums (a) for one year in the event of a termination of the agreement by Dr. Smith for other than good reason and (b) during any period during which she is bound by non-competition, non-solicitation or similar covenants with the Company (such payments shall not be made during the time Dr. Smith is also receiving payments under (iii) or (iv)(a)); (v) Dr. Smith was granted an option to purchase 150,000 shares of Common Stock at a per share exercise price based on the closing price of the Common Stock on the date of the amendment, vesting as to 50,000 shares on each of the date of grant, December 31, 2011 and December 31, 2012; (vi) all other unvested options held by Dr. Smith were immediately vested; (vii) any vested options previously or hereafter granted to Dr. Smith during the remainder of the term shall remain exercisable following termination of employment for the full option term until the expiration date; (viii) the Company agreed that, with the exception of the period of time during which Dr. Smith is a Company affiliate and for 90 days thereafter (during which time any shares owned by or issued to Dr. Smith will bear the Company's standard affiliate legend), the Company will not place legends on shares on Common Stock owned by Dr. Smith restricting the transfer of such shares so long as such shares are sold under an effective registration statement, pursuant to Rule 144 or are eligible for sale under Rule 144 without volume limitations; and (ix) if Dr. Smith ceases to be employed by the Company and for so long as she continues to own shares of Common Stock the sale of which would require that the current public information requirement of Rule 144 be met, the Company will use its reasonable best efforts to timely meet those requirements or obtain appropriate extensions or otherwise make available such information as is required. Except as set forth in the amendment, the Agreement remained unchanged.

On November 13, 2012, the Company entered into another amendment of its Agreement with Dr. Robin L. Smith. Pursuant to the amendment, (i) the term of the Agreement was extended for two years to December 31, 2014; (ii) Dr. Smith's annual base salary was increased to $495,000; (iii) Dr. Smith will be eligible to receive a cash bonus for each of 2013 and 2014, based on a target amount of 50% of annual base salary assuming good progress toward the accomplishment of objectives set for Dr. Smith and the Company by the Compensation Committee, and which may be awarded in an amount up to 100% of annual base salary for extraordinary performance, all as determined by the Compensation Committee; (iv) all unvested options held by Dr. Smith as of the date of the amendment were immediately vested; (v) a failure to renew the Agreement at the end of the term regardless of reason shall be treated as a termination by the Company without cause; (vi) upon the Company's termination of Dr. Smith's employment without cause or by Dr. Smith with good reason, (a) the Company is to pay Dr. Smith her base salary and COBRA premiums for one year following the termination plus the previous year's annual bonus payment, and (b) all of Dr. Smith's stock options which are vested as of the termination date plus any additional options that would have vested by the passage of time during the 12 month period following such date (which additional options shall become immediately and fully vested as of the termination date) shall remain exercisable for the balance of their 10 year term; (vii) in the event the Company terminates Dr. Smith's employment with cause or Dr. Smith resigns, the Company is to pay Dr. Smith her then current base salary and COBRA premiums for one year; and (viii) any vested options previously or hereafter granted to Dr. Smith during the remainder of the term shall remain exercisable notwithstanding any termination of employment for the full option term until the expiration date. Except as set forth in the amendment, the Agreement remains unchanged.

Robert Preti - President and of Progenitor Cell Therapy, LLC

On September 23, 2010 we entered into a four year employment agreement with Dr. Preti (the “Preti Employment Agreement”) which became effective on January 19, 2011, upon the closing of the PCT Merger (the “Commencement Date”). Pursuant to the Preti Employment Agreement, Dr. Preti serves as President of PCT. The Preti Employment Agreement provides for, among other things, (i) an initial annual base salary of $330,000, which was increased to $350,000 on January 19, 2012, and (ii) an option to purchase 40,000 shares of NeoStem Common Stock under the NeoStem, Inc. 2009 Equity Compensation Plan at a per share exercise price of $15.00, vesting as to 10,000 shares on each of the first, second, third and fourth annual anniversaries of the Commencement Date, and (iii) eligibility for cash bonuses as determined by the compensation committee of NeoStem's Board of Directors. The Preti Employment Agreement further provides that upon Termination without Cause (as defined) or Resignation for Good Reason (as defined), Dr. Preti will be entitled to certain post-termination benefits in consideration of executing a release and a confidentiality, non-compete, non-solicitation and inventions assignment agreement and compliance therewith, including (i) continuation of his base salary for up to twelve (12) months in accordance with customary payroll practices, (ii) reimbursement of COBRA healthcare premiums for up to twelve (12) months, and (iii) the accelerated vesting for all unvested option shares that would have vested during the twelve (12) months following termination of employment had Dr. Preti remained in the employ of PCT. The Preti Employment Agreement also gives PCT the option, in its sole discretion, to continue Dr. Preti's base salary for an additional twelve (12) months (for a total of twenty-four (24) months) in consideration for a twelve month extension of the non-competition restrictive covenants to which Dr. Preti is subject. Additionally, we maintain key-man life insurance on Dr. Preti in the amount of $3,000,000. On April 26, 2012, Dr. Preti elected to participate in the Company's 2012 Option Program with a Participating Salary equal to $13,750. An additional $20,000 of his annual salary is paid on a quarterly basis through the issuance of shares of our Common Stock.

Catherine M. Vaczy - Vice President and General Counsel

Catherine M. Vaczy serves as our Vice President and General Counsel pursuant to a letter agreement dated January 26, 2007, which agreement has been subsequently amended and extended from time to time. This agreement, as amended through July 7, 2010 (as so amended, the “Agreement”), had a term running through December 31, 2011 and provided for (i) a base salary of $211,000 per annum (which pursuant to the terms of the Agreement increased by 10% to $232,100 effective July 7, 2011); (ii) a bonus of $50,000, half of which was payable on July 7, 2010 and half of which became payable upon the achievement of a business milestone (our acquisition of PCT); (iii) a minimum bonus of $60,000 during the second year of the term; (iv) an option granted on July 7, 2010 under the 2009 Plan to purchase 35,000 shares of common stock , which vested as to 10,000 shares on the one year anniversary of the grant date, as to 5,000 shares on December 31, 2011, and as to the remaining 20,000 shares upon the achievement of business milestones, all of which have since been achieved and therefore vested; and (v) business club dues not to exceed $5,000 annually. The Compensation Committee awarded Ms. Vaczy a bonus of $60,000 for 2011, which was paid as to $30,000 in cash in 2011 and as to the remainder as described in the following paragraph.

On January 6, 2012, we entered into a letter agreement (the "January 2012 Extension") pursuant to which Ms. Vaczy's Agreement was amended as follows: (i) her term was extended through December 31, 2012; (ii) her base salary was increased by 10% to $255,350 effective July 7, 2012 (the full increase was paid through the issuance of an option with an exercise price equal to the fair market value on the date of the January 2012 Extension, vesting ratably through July 6, 2013); (iii) she was granted an option to purchase 15,000 shares of common stock, with a per share purchase price of $5.20 which vested on December 31, 2012 and a previously milestone-based option grant amount of 5,000 shares vested immediately; and (iv) the Company agreed to pay dues to a private club of Ms. Vaczy's choosing (not to exceed $5,000 annually). Additionally, Ms. Vaczy agreed to accept $10,000 of her 2011 cash bonus in shares of the Company's common stock and the remaining $20,000 that was due and owing her was paid. On November 13, 2012, the Company entered into a letter agreement (the "November 2012 Extension") whereby Ms. Vaczy's term of employment as the Company's Vice President and General Counsel was extended through July 8, 2013.

On July 12, 2013, we entered into another letter agreement extension (the “July 2013 Extension”) of Ms. Vaczy's Agreement. The July 2013 Extension, effective as of July 8, 2013 (the “Effective Date”), extends the term of Ms. Vaczy's employment through December 31, 2014 (as so extended, the “Term”), and provides for (i) base salary during the Term of $280,000, reviewed annually; (ii) eligibility for annual cash and equity bonuses as determined by the Compensation Committee of the Company's board of directors in its sole discretion with a cash bonus target of 30% of base salary; (iii) payment of annual membership and dues for a club in New York of Ms. Vaczy's choice, and reimbursement for up to $3,500 annually for long-term disability coverage; and (iv) an option grant on July 12, 2013 (the “Grant Date”) to purchase 24,000 shares of the Company's common stock, which vests and becomes exercisable as to 6,000 shares on the Grant Date and as to an additional 6,000 shares on each of December 31, 2013, July 15, 2014 and December 31, 2014, at a per share exercise price of $5.30, subject to the terms and conditions of the Company's Amended and Restated 2009 Equity Compensation Plan and Ms. Vaczy's Agreement.

Upon termination or expiration of Ms. Vaczy's Employment, pursuant to the July 2013 Extension, the Company shall pay Ms. Vaczy severance equal to three months of her compensation, including insurance, contingent upon the Company's receiving a release as contemplated in her original Agreement. In addition, pursuant to Ms. Vaczy's Agreement, options granted or to be granted to Ms. Vaczy shall remain exercisable despite any termination of employment for a period of not less than two years from the date of termination of employment.

Indemnification Agreements

As of October 2, 2009, we entered into indemnification agreements with our Chief Executive Officer, Chief Financial Officer, General Counsel, certain other employees and each of its directors pursuant to which we have agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is our director, officer, employee, agent or fiduciary.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table* sets forth information on option awards outstanding at December 31, 2012 for NeoStem's Named Executive Officers.

	Option Awards**
Name	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price***	Option Expiration Date
Robin L. Smith	1,500	(1)	—		—	$19.00	12/4/2016
	5,500	(2)	—		—	$19.00	1/17/2017
	25,000	(3)	—		—	$19.00	9/26/2017
	12,000	(4)	—		—	$16.30	2/26/2018
	500	(5)	—		—	$11.30	10/30/2018
	10,000	(6)	—		—	$19.50	5/20/2019
	50,000	(7)	—		—	$17.10	7/6/2019
	75,000	(8)	—		—	$20.40	10/28/2019
	22,968	(9)	—		—	$19.00	10/29/2016
	20,000	(10)	—		—	$16.60	11/3/2019
	150,000	(11)	—		—	$17.40	4/3/2021
	79,000	(12)	—		—	$5.20	1/3/2022
	40,263	(13)	—		—	$3.60	4/25/2022
	70,000	(14)	—		—	$5.20	7/4/2022
Catherine M. Vaczy	150	(15)	—		—	$19.00	4/19/2015
	1,000	(16)	—		—	$19.00	6/1/2016
	1,500	(17)	—		—	$19.00	12/4/2016
	3,500	(18)	—		—	$19.00	9/26/2017
	1,200	(19)	—		—	$17.00	12/18/2017
	3,600	(20)	—		—	$16.30	2/26/2018
	500	(21)	—		—	$11.30	10/30/2018
	7,500	(22)	—		—	$19.50	5/20/2019
	20,000	(23)	—		—	$17.10	7/7/2019
	10,000	(24)	—		—	$20.40	10/28/2019
	5,396	(25)	—		—	$19.00	10/29/2016
	10,000	(26)	—		—	$16.60	11/3/2019
	35,000	(27)	—		—	$17.50	7/6/2020
	25,000	(28)	—		—	$17.40	4/3/2021
	6,667	(29)	13,334	(29)	—	$5.20	1/3/2022
	15,000	(30)	—		—	$5.20	1/5/2022
	5,803	(31)	—		—	$3.60	4/25/2022
	3,224	(32)	3,224		—	$4.40	6/24/2022
Robert Preti	10,000	(33)	30,000	(33)	—	$15.00	1/18/2021
	9,214	(34)	18,427	(34)	—	$5.20	1/3/2022
	5,500	(35)	—	(35)	—	$3.60	4/25/2022
 _______________

*	All numbers in this table and footnotes thereto have been adjusted (as appropriate) to reflect the one-for-ten reverse stock split effective as of July 16, 2013.

**
All option awards were made under and are governed by the terms of our Amended and Restated 2009 Plan which was approved by our stockholders at our 2012 annual meeting on October 5, 2012. The Amended and Restated 2009 Plan (i) merged the 570,000 shares reserved for issuance under the Company's former 2009 Non-U.S. Based Equity Compensation Plan (the "Non-U.S. Plan") with and into the Amended and Restated 2009 Plan, and (ii) increased by 450,000 the aggregate number of shares authorized for issuance under the Amended and Restated 2009 Plan.

(1)
Consists of options granted to Dr. Smith by the Compensation Committee on December 5, 2006, which vested as to 1,000 options upon grant and as to 500 options on August 9, 2007 upon our Common Stock being listed for trading on the American Stock Exchange (now known as the NYSE MKT).

(2)
This option was granted to Dr. Smith in connection with her entering into an amendment to her employment agreement on January 26, 2007, and vested as to (i) 2,500 options upon the first closings in NeoStem's January 2007 private placement, (ii) 1,500 options on June 30, 2007 and (iii) 1,500 options on December 31, 2007.

(3)
Consists of options granted to Dr. Smith by the Compensation Committee September 27, 2007, which vested as to 15,000 options on the date of grant and as to 10,000 options upon consummation of the Erye Merger on October 30, 2009.

(4)
Consists of options granted to Dr. Smith by the Compensation Committee on February 27, 2008, which vested (i) as to 4,000 options on the date of grant, (ii) as to 3,000 options upon consummation of the Erye Merger on October 30, 2009, (iii) as to 3,000 options on September 2, 2008 upon the achievement of a business milestone, and (iv) as to 2,000 options on October 31, 2008 upon the achievement of a business milestone.

(5)	This option was granted to Dr. Smith by the Compensation Committee on October 31, 2008 and vested on November 2, 2008 upon the achievement of a business milestone.

(6)	This option was granted to Dr. Smith by the Compensation Committee on May 8, 2009 and was vested in its entirety on the date of grant.

(7)
This option was granted to Dr. Smith by the Compensation Committee on July 8, 2009 and vested as to 25,000 options on the date of grant and as to an additional 25,000 options upon consummation of the Erye Merger on October 30, 2009.

(8)
An option was granted to Dr. Smith by the Compensation Committee effective October 29, 2009 upon approval of the Erye Merger and the increase in shares under the 2009 Equity Compensation Plan consisting of an aggregate of 75,000 option shares, and was scheduled to vest as to 25,000 upon the achievement of a specific business milestone, 25,000 on July 8, 2010 and 25,000 on July 8, 2011. On July 7, 2010, the Compensation Committee accelerated the vesting of the 25,000 options originally scheduled to vest upon achievement of a business milestone and the 25,000 options originally scheduled to vest on July 8, 2011. As a result, as of July 8, 2010, this option was fully vested.

(9)	This option was granted to Dr. Smith by the Compensation Committee on October 30, 2009 and was vested in its entirety on the date of grant.

(10)
This option was granted to Dr. Smith by the Compensation Committee on November 4, 2009 and originally scheduled to vest as to one-third of option shares on each one year anniversary of the date of grant. Pursuant to Dr. Smith's April 4, 2011 Employment Agreement amendment, the vesting of this option was accelerated and as of that date the option was fully vested.

(11)
Consists of options granted to Dr. Smith pursuant to the terms of her April 4, 2011 Employment Agreement Amendment which vested as to 50,000 shares on each of the date of grant and December 31, 2011 and and was scheduled to vest as to 50,000 shares on December 31, 2012. The vesting of this option was accelerated pursuant to Dr. Smith's November 13, 2012 Employment Agreement Amendment.

(12)
Consists of options granted to Dr. Smith by the Compensation Committee on January 4, 2012 which vested as to 26,333 options on the date of grant, and was scheduled to vest as to (i) 26,333 options on January 4, 2013, and (ii) 26,334 options on January 4, 2014. The vesting of this option was accelerated pursuant to Dr. Smith's November 13, 2012 Employment Agreement Amendment.

(13)
On April 26, 2012, the Compensation Committee adopted a program (the "2012 Option Program") whereby each participating officer was issued on April 26, 2012 an option (the "Option") to purchase that number of shares of Common Stock equal to that portion of each Participating Officer's gross salary (the "Participating Salary") for the period May 1, 2012 - July 31, 2012 (the "Election Period"). The Option, the issuance of which is in lieu of payment of the Participating Salary vests at the end of the month in which the Participating Salary to which it relates would have been paid and has a term of ten years despite any termination of employment of the Participating Officer. Dr. Smith's Participating Salary for the Election Period was her full salary. Accordingly the options vested as to 13,421 on May 31, 2012, 13,421 on June 30, 2012 and 13,421 on July 31, 2012.

(14)	This option was granted to Dr. Smith by the Compensation Committee on July 5, 2012 and was vested in its entirety on the date of grant.

(15)
This option was granted to Ms. Vaczy pursuant to the terms of her employment agreement dated April 20, 2005 and was originally scheduled to vest as to 50 shares on April 20, 2006; as to an additional 50 shares on April 20, 2007 and as to the remaining 50 shares on April 20, 2008. As a condition of the closing of the June 2006 private placement, Ms. Vaczy entered into a letter agreement with NeoStem pursuant to which she agreed to convert $44,711 in accrued salary into shares of Common Stock at a per share price equal to $4.40 (the price of the shares being sold in the June 2006 private placement) and further agreed to a reduction in her base salary by 25% until the achievement by NeoStem of certain milestones, in partial consideration for which the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement. This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted.

(16)
This option was granted to Ms. Vaczy pursuant to the letter agreement described in footnote 15, above, and was scheduled to vest as to 33% of the shares upon NeoStem reaching $1,000,000 in cumulative revenues; as to an additional 33% of the shares upon NeoStem reaching $2,000,000 in cumulative revenues; and as to the remaining 34% upon NeoStem reaching $3,000,000 in cumulative revenues. On October 31, 2008, this business milestone was modified pursuant to an action of the Compensation Committee of the Board of Directors and the option vested immediately. This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted.

(17)	This option was granted to Ms. Vaczy by the Compensation Committee on December 5, 2006 and was vested in its entirety in 2007.

(18)
Consists of options granted to Ms. Vaczy by the Compensation Committee on September 27, 2009, which vested (i) as to 1,500 options on the date of grant, (ii) as to 1,000 options on November 13, 2007 upon the achievement of a specific business milestone, and (iii) as to 1,000 options upon consummation of the CBH Merger on October 30, 2009.

(19)	This option was granted to Ms. Vaczy by the Compensation Committee on December 19, 2007 and vested in its entirety on January 1, 2008.

(20)
Consists of options granted to Ms. Vaczy by the Compensation Committee on February 27, 2008, which vested (i) as to 1,000 options on the date of grant, (ii) as to 1,000 options upon consummation of the CBH Merger on October 30, 2009, and (iii) as to 1,600 options on September 2, 2008 upon the achievement of a business milestone.

(21)	This option was granted to Ms. Vaczy by the Compensation Committee on October 31, 2008 and vested on November 2, 2008 upon the achievement of a business milestone.

(22)	This option was granted to Ms. Vaczy by the Compensation Committee on May 21, 2009 and was fully vested on the date of grant.

(23)	This option was granted to Ms. Vaczy by the Compensation Committee on July 8, 2009 and vested as to 10,000 options on July 8, 2009 and 10,000 options vested on October 29, 2009.

(24)	This option was granted to Ms. Vaczy by the Compensation Committee on October 29, 2009 and was fully vested on July 8, 2010.

(25)	This option was granted to Ms. Vaczy by the Compensation Committee on October 30, 2009 and was fully vested on October 30, 2009.

(26)
This option was granted to Ms. Vaczy by the Compensation Committee on November 4, 2009 and vested as to: (i) 3,333 options on November 4, 2010; (ii) 3,333 on November 4, 2011; and (iii) 3,334 on November 4, 2012.

(27)
This option was granted to Ms. Vaczy by the Compensation Committee on July 7, 2010 and vested as to 10,000 options on July 7, 2011, 5,000 options on December 31, 2011 and 20,000 shall vest upon achievement of a certain milestone.

(28)	This option was granted to Ms. Vaczy by the Compensation Committee on April 4, 2011 and vested as to 12,500 options on the date of grant and 12,500 options on April 4, 2012.

(29)
Consists of options granted to Ms. Vaczy by the Compensation Committee on January 4, 2012 which vested as to (i) 6,667 options on the date of grant, (ii) 6,667 options on January 4, 2013, and (iii) 6,667 options are scheduled to vest on January 4, 2014.

(30)	This option was granted to Ms. Vaczy pursuant to a letter agreement dated January 6, 2012 and was fully vested on December 31, 2012.

(31)
On April 26, 2012, the Compensation Committee adopted a program (the "2012 Option Program") whereby each participating officer was issued on April 26, 2012 an option (the "Option") to purchase that number of shares of Common Stock equal to that portion of each Participating Officer's gross salary (the "Participating Salary") for the period May 1, 2012 - July 31, 2012 (the "Election Period"). The Option, the issuance of which is in lieu of payment of the Participating Salary vests at the end of the month in which the Participating Salary to which it relates would have been paid and has a term of ten years despite any termination of employment of the Participating Officer. Ms. Vaczy's Participating Salary for the Election Period was her full salary. Accordingly the options vested as to 1,934 on May 31, 2012, 1,934 on June 30, 2012 and 1,935 on July 31, 2012.

(32)
On July 25, 2012 pursuant to Compensation Committee consent, Ms. Vaczy agreed to accept this option in lieu of her previously agreed upon cash raise which vests as to one twelfth beginning on July 31, 2012 through July 31, 2013.

(33)
Consists of options granted to Dr. Preti pursuant to the terms of his employment agreement dated as of September 23, 2010 and effective on January 19, 2011 upon the closing of the PCT Merger, providing for vesting as to 10,000 shares on each of the first, second, third and fourth one year anniversaries of the effective date of his employment agreement.

(34)
Consists of options granted to Dr. Preti by the Compensation Committee on January 4, 2012, which vested as to: (i) 9,214 on January 4, 2012, (ii) 9,214 on January 4, 2013 and, (iii) 9,213 on January 4, 2014.

(35)	Consists of options granted to Dr. Preti pursuant to the 2012 Option Program which vested as to 2,750 on May 31, 2012 and 2,750 on June 30, 2012.

NEOSTEM DIRECTOR COMPENSATION

General Information

Directors who are employees of NeoStem or its wholly-owned subsidiaries do not receive additional cash compensation for serving as directors. NeoStem's non-employee directors are reimbursed for out-of-pocket travel expenses incurred in their capacity as NeoStem directors. Pursuant to NeoStem's 2009 Amended & Restated Equity Compensation Plan, all directors (including independent directors) are eligible to receive equity awards. All option awards granted during 2012 to NeoStem's directors, are as reflected in the Summary Compensation Table or as reflected below.
The following table* sets forth information on all compensation to NeoStem's directors (other than as reflected in the Summary Compensation Table) for the year ended December 31, 2012.

		Fees Earned
		or	Stock	Option	Total
Name	Year	Paid in Cash	Awards(1)	Awards(1)	Compensation
Richard Berman(2)	2012	$22,500	$95,900	$—	$118,400
Steven S. Myers(3)	2012	$22,500	$95,900	$—	$118,400
Drew Bernstein (4)	2012	$22,500	$—	$65,361	$87,861
Edward C. Geehr, M.D.(5)	2012	$15,000	$—	$48,344	$63,344
Eric C. Wei(6)	2012	$22,500	$69,900	$—	$92,400
Shi Mingsheng(7)	2012	$15,000	$—	$40,840	$55,840
Martyn Greenacre(8)	2012	$22,500	$69,900	$—	$92,400

____________

*	All numbers in this table and footnotes thereto have been adjusted (as appropriate) to reflect the one-for-ten reverse stock split effective as of July 16, 2013.

(1)
Amounts shown under “ Stock Awards" and "Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with SEC rules. See Note 14 for a discussion of assumptions made in such valuations. All stock awards, option awards and other shares discussed in this table were issued under the Company's 2009 Equity Compensation Plan (after October 5, 2012, as amended and restated) or the Company's former 2009 Non-U.S. Equity Compensation Plan, with a per share price generally equal to the fair market value of a share of common stock on the date of grant.

(2)	At December 31, 2012, Mr. Berman had options to purchase 34,938 shares of NeoStem Common Stock outstanding, all of which were vested.

(3)
At December 31, 2012, Mr. Myers had options to purchase 34,938 shares of NeoStem Common Stock outstanding, all of which were vested. At December 31, 2012, Mr. Myers had a total of 36,030 shares in stock awards outstanding, all of which were vested.

(4)	At December 31, 2012, Mr. Bernstein had options to purchase 58,868 shares of NeoStem Common Stock outstanding, all of which were vested.

(5)
At December 31, 2012, Dr. Geehr had options to purchase 40,368 shares of NeoStem Common Stock outstanding, all of which were vested. As previously disclosed, Dr. Geehr did not stand for re-election to our Board at the 2012 annual stockholder meeting.

(6)	At December 31, 2012, Mr. Wei had options to purchase 15,000 shares of NeoStem Common Stock outstanding, all of which were vested.

(7)
Mr. Shi did not participate in the equity portion of the 2009 Board of Directors Compensation Plan. At December 31, 2011, Mr. Shi had options to purchase 40,000 shares of NeoStem Common Stock, 30,000 of which were vested. An additional 10,000 options vested in January 2012 upon achievement of a specified milestone. As previously disclosed and in connection the Erye divestiture, Mr. Shi Mingsheng was not nominated for re-election to our Board of Directors at our 2012 Annual Shareholders meeting, and his options were canceled.

(8)	Mr. Greenacre joined the Board on December 8, 2011. Mr. Greenacre's compensation as a Board member commenced under the 2012 Board of Directors Compensation Plan.

On January 4, 2012 the Compensation Committee, after consultation with the Board, adopted the NeoStem 2012 Board of Directors Compensation Plan (the “Board of Directors Compensation Plan”), which provides that each Board member who is not an employee of NeoStem or one of its wholly-owned subsidiaries shall be authorized to receive, in such Board member's sole discretion, either (i) options to purchase 12,000 shares of the Company's common stock; or (ii) a stock award of 12,000 shares of our Common Stock, in either case issued under and subject to the terms of the 2009 Plan, for his or her service as a Board member. These options and shares shall vest fully on the date of grant. The Board of Directors Compensation Plan further provides that the Chair of each Board Committee who is not an employee of the Company or any of its wholly-owned subsidiaries shall be authorized to additionally receive, in such Committee Chair's sole discretion, either (i) options to purchase 5,000 shares of our Common Stock; or (ii) a stock award of 5,000 shares of our Common Stock, in either case issued under and subject to the terms of the 2009 Plan, for his or her service as a Committee Chair. These options and shares shall vest fully on the date of grant. In each case, the exercise price of options authorized pursuant to the Board of Directors Compensation Plan shall be equal to the closing price of a share of our Common Stock on the date of grant. The foregoing shall be issued on January 4th of each year during the term of the Board of Directors Compensation Plan, commencing January 4, 2012. Directors who are not employees of NeoStem or its wholly-owned subsidiaries are also entitled to cash fees equal to $7,500 per calendar quarter commencing with the quarterly period ending March 31, 2012. Notwithstanding the foregoing, the Compensation Committee shall have the discretion to renew or adjust, as appropriate, this Board of Directors Compensation Plan at the end of each calendar year, including with respect to whether to continue offering the choice under such plan between options and stock. In accordance with the above, on January 4, 2012 the Company issued an aggregate of 41,000 options to purchase shares of our Common Stock at a per share exercise price of $5.20 and 58,000 shares of our Common Stock (12,000 of which were granted under the Company's 2009 Non-U.S. Plan).

On January 3, 2013 the Compensation Committee, after consultation with the Board, amended the Board of Directors Compensation Plan which provides that for 2013 and thereafter: should a Board member who is not an employee of NeoStem or one of its wholly-owned subsidiaries elect, as their compensation, options to purchase the Company's common stock over a common stock award as referenced above, the option award shall now equal 18,700 options (the common stock award of 12,000 shall remain the same should the Board member elect to receive shares of common stock over options) and should the Chair of a Board Committee elect to receive options over common stock, the Committee Chair shall be granted 7,800 options (the common stock award of 5,000 shall remain the same). All other terms of the Board of Directors Compensation Plan remain the same.

STOCKHOLDER PROPOSALS FOR 2014

Any proposal intended to be presented by a stockholder at the annual meeting of NeoStem stockholders to be held in 2014 must have been received by NeoStem at NeoStem's principal executive offices, 420 Lexington Avenue, Suite 350, New York, New York 10170 no later than the close of business on May 2, 2014 to be considered for inclusion in the proxy statement for the 2014 annual meeting, and must be received no later than July 16, 2014 in order for the proposal to be considered timely for consideration at the 2014 annual meeting (but not included in the proxy statement for such meeting).  You are also advised to review the Company's By-Laws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

OTHER MATTERS

At the date of this proxy statement, our Board of Directors knows of no matters, other than as set forth herein, to be submitted at the Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as our Board of Directors may recommend.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to Secretary at NeoStem, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170; telephone: (212) 584-4180. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

ANNUAL REPORT ON FORM 10-K

On March 11, 2013, we filed with the SEC an annual report on Form 10-K for the fiscal year ended December 31, 2012 (the “Annual Report”). A copy of the Annual Report is enclosed herewith. Upon written request to the Company, the exhibits set forth on the exhibit index of the Annual Report may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

INFORMATION ON NEOSTEM'S WEB SITE

Information on NeoStem's website or the website of any subsidiary or affiliate of NeoStem is not a part of this document and you should not rely on that information in deciding whether to approve the proposals described in the Proxy Statement, unless that information is also in this document or in a document that is incorporated by reference in this document.

BY ORDER OF THE BOARD OF DIRECTORS

Robin L. Smith, M.D.
Chief Executive Officer and Chairman of the Board

ANNEX A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NEOSTEM, INC.
NeoStem, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.           The name of the Corporation is NeoStem, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 18, 1980, under the name of Fidelity Medical Services, Inc. The name of the Corporation was changed to Corniche Group Incorporated by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware on September 28, 1995. The name of the Corporation was changed to Phase III Medical Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware on July 24, 2003. The name of the Corporation was changed to NeoStem, Inc. by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on August 29, 2006.

2.           This Amended and Restated Certificate of Incorporation of NeoStem, Inc., in the form attached hereto as Exhibit A, has been duly adopted by the directors and the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.           The Amended and Restated Certificate of Incorporation so adopted reads in its entirety as set forth in Exhibit A attached hereto and is incorporated herein by reference.

4.           This Amended and Restated Certificate of Incorporation shall be effective on the date of filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its Chief Executive Officer on this ____ day of ____________, 2013.

NEOSTEM, INC.

By:__________________________
Name: Robin L. Smith, M.D.
Title: Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEOSTEM, INC.

FIRST: The name of the corporation is NeoStem, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered office of the Corporation is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

A.           The total number of shares of stock which the Corporation shall have authority to issue is 520,000,000 shares, of which 500,000,000 shares are designated as common stock, having a par value of $.001 per share (“Common Stock”) and 20,000,000 shares are designated as preferred stock, $.01 par value per share (“Preferred Stock”).

B.           Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof of the Preferred Stock are as follows:

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the Preferred Stock in series and by filing a Certificate pursuant to the Delaware General Corporation Law to establish the number of shares to be included in each such series. The Preferred Stock may be issued either as a class without series, or as so determined from time to time by the Board of Directors, either in whole or in part in one or more series, each series to be appropriately designated by a distinguishing number, letter or title prior to the issue of any shares thereof. Whenever the term “Preferred Stock” is used in this Article FOURTH, it shall be deemed to mean and include Preferred Stock issued as a class without series, or one or more series thereof, or both, unless the context shall otherwise require. There is hereby expressly granted to the Board of Directors of the Corporation authority, subject to the limitations provided by law, to fix the voting power, the designations, and the relative preferences, powers, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each series of said Preferred Stock and the variations in the relative powers, rights, preferences and limitations as between series, and to increase the number of shares constituting each series, and to decrease such number of shares (but not to less than the number of outstanding shares of the series), in the resolution or resolutions adopted by the Board of Directors providing for the issue of said Preferred stock.

The authority of the Board of Directors of the corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

1.    The designation of the series;

2.    The number of shares initially constituting such series;

3.	The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

4.
The rate or rates and the times and conditions under which dividends on the shares of such series shall be paid, and, (i) if such dividends are payable in preference to, or in relation to, the dividends payable on any other class or classes of stock, the terms and conditions of such payment, and (ii) if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

5.
Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under conditions and at different redemption dates;

6.	The amount payable on the shares of such series in the event of the dissolution of, or upon any distribution of the assets of, the Corporation;

7.
Whether or not the shares of such series may be convertible into, or exchangeable for, shares of any other class or series and the price or prices and the rates of exchange and the terms of any adjustments to be made in connection with such conversion or exchange;

8.
Whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more or less than one vote per share;

9.	Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof;

10.	Whether or not a sinking fund shall be provided for the redemption of the shares of such series and if such a sinking fund shall be provided, the terms and conditions thereof; and

11.
Any other powers, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this Article FOURTH or the limitations provided by law.

C.           Common Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof of the Common Stock are as follows:

1.
Subject to the rights of the Preferred stockholders, the holders of the Common Stock shall be entitled to receive such dividends as may be declared thereon by the Board of Directors of the Corporation in its discretion, from time to time, out of any funds or assets of the Corporation lawfully available for the payment of such dividends.

2.
In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its stockholders, whether voluntary or involuntary, then, after there shall have been paid or set apart for the holders of the Preferred Stock the full preferential amounts to which they are entitled, the holders of the Common Stock shall be entitled to receive as a class, pro rata, the remaining assets of the Corporation available for distribution to its stockholders.

3.
For any and all purposes of this Certificate of Incorporation, neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or substantially all of the assets of the Corporation, or any other transaction or series of transactions having the effect of a reorganization shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

4.
Except as otherwise expressly provided by, law or in a resolution of the Board of Directors providing voting rights to the holders of the Preferred Stock, the holders of the Common Stock shall possess exclusive voting power for the election of directors and for all other purposes and each holder thereof shall be entitled to one vote for each share thereof.

FIFTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any Court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if made, be binding upon all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

SIXTH: The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

SEVENTH: The Board of Directors shall have the power to make, alter or repeal the By-laws.

EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

NINTH: The personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is hereby eliminated, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date this Article first became effective.

TENTH: The Series B Convertible Redeemable Preferred Stock, shall be designated the following relative rights, preferences and limitations as follows:

Section 1.              Designation and Amount; Rank

There is hereby established a series of preferred stock which is designated “Series B Convertible Redeemable Preferred Stock” (referred to herein as “Series B Convertible Redeemable Preferred Stock”). The number of shares which will constitute such series shall be Eight Hundred Twenty-Five Thousand (825,000). The Series B Convertible Redeemable Preferred Stock shall rank pari passu with the Common Stock with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up.

Section 2.              Dividends.

So long as any shares of the Series B Convertible Redeemable Preferred Stock are outstanding, no dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to, or on a parity with, the Series B Convertible Redeemable Preferred Stock as to dividends or upon liquidation, dissolution or winding up, unless, in the case of Preferred Stock, the same dividend is declared, paid or set aside for payment on all outstanding shares of the Series B Convertible Redeemable Preferred Stock or in the case of Common Stock, ten times such dividend per share is declared, paid or set aside for payment on each outstanding share of the Series B Preferred Stock.

Section 3.              General, Class and Series Voting Rights.

Except as otherwise provided by law, each share of the Series B Convertible Redeemable Preferred Stock shall have the same voting rights as ten (10) shares of Common Stock and the holders of the Series B Convertible Redeemable Preferred Stock and the Common Stock shall vote together as one class on all matters.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Convertible Redeemable Preferred Stock shall have been converted into Common Stock or shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

Section 4.              Redemption.

(A)          The shares of Series B Convertible Redeemable Preferred Stock are not redeemable prior to March 31, 2000. At any time on or after such date through June 30, 2000, the shares of Series B Convertible Redeemable Preferred Stock are redeemable, in whole or in part, at the option of the “Special Director” of the corporation, at the redemption price per share of $.10, if the “Trigger Conditions” have not been met.

(B)           For purposes of this paragraph, the “Trigger Condition” shall mean that:

(a)      the closing bid prices of the Common Stock of the corporation as reported by Nasdaq (or otherwise as set forth below) is greater than $2.00 per share during a period of any ten (10) consecutive trading days and

(b)      either

(i)  the corporation's net revenues for any fiscal quarter through the fiscal quarter ended March 31, 2000 are $1 million or more (as computed by the corporation's regular independent public accountants); or

(ii) the corporation has received net receipts of not less than $2.5 million from the sale of its Common Stock from the date hereof through March 31, 2000.

For the purpose of any computation under the foregoing paragraph, the closing price per share of Common Stock on any date shall be the reported last sale price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid prices on such day in the over-the-counter market as reported by Nasdaq or, if bid prices for the Common Stock on each such day shall not have been reported through Nasdaq, the average of the bid prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the corporation for such purpose or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the corporation for such purpose.

(C)           For purposes of this paragraph, the “Special Director” mean James Fyfe or his successor as director of the corporation if such successor has been approved by Fyfe. So long as any shares of the Class B Preferred Stock are outstanding, through June 30, 2000, the corporation shall nominate to the Board of Directors Fyfe or, if Fyfe so determines, Fyfe's designee.

(D)           In the event the corporation shall elect to redeem the shares of Series B Convertible Redeemable Preferred Stock following the Trigger Condition, the corporation shall give notice to the holders of record of shares of the Series B Convertible Redeemable Preferred Stock being so redeemed, not less than 30 nor more than 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock registry books of the corporation, that said shares are being redeemed, provided that without limiting the obligation of the corporation hereunder to give the notice provided in this Section 5(D), the failure of the corporation to give such notice shall not invalidate any corporate action by the corporation. Each such notice shall state: (i) the redemption date; (ii) that all of the shares of Series B Convertible Redeemable Preferred Stock are to be redeemed; (iii) that the redemption price is $.10 per share; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that such holder does not have the right to convert such shares into Common Stock.

(E)           Notice having been mailed as aforesaid, from and after the applicable redemption date (unless default shall be made by the corporation in providing money for the payment of the redemption price), said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the corporation shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the redemption price aforesaid.

(F)           Any shares of Series B Convertible Redeemable Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the corporation.

Section 5.                  Conversion.

(A)           The holder of any share of Series B Convertible Redeemable Preferred Stock shall have the right, at such holder's option (but not if such share is called for redemption), exercisable on or after September 30, 2000, to convert such share into ten (10) fully paid and non-assessable shares of Common Stock (the “Conversion Rate”). The Conversion Rate shall be subject to adjustment as set forth below.

(B)           In order to exercise the conversion privilege, the holder of shares of Series B Convertible Redeemable Preferred Stock shall surrender the certificates representing such shares, accompanied by transfer instruments satisfactory to the corporation and sufficient to transfer the Series B Convertible Redeemable Preferred Stock being converted to the corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the corporation (“Conversion Agent”) and shall give written notice to the corporation at such Conversion Agent that the holder elects to convert such shares. Such notice shall also state the names, together with addresses, in which the certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of such shares of Series B Convertible Redeemable Preferred Stock as aforesaid, the corporation shall issue and shall deliver at such Conversion Agent to such holder, or on his written order, a certificate for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof. Balance certificates will be issued for the remaining shares of Series B Convertible Redeemable Preferred Stock in any case in which fewer than all of the shares of Series B Convertible Redeemable Preferred Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Series B Convertible Redeemable Preferred Stock shall have been so surrendered and such notice received by the corporation as aforesaid, and the persons in whose names any certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holders of record of the Common Stock represented thereby at such time, unless the stock transfer books of the corporation shall be closed on the date on which shares of Series B Convertible Redeemable Preferred Stock are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such persons shall be deemed to have become such holders of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Rate in effect on the date upon which such share shall have been surrendered and such notice received by the corporation.

(C)           In the case of any share of Series B Convertible Redeemable Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series B Convertible Redeemable Preferred Stock and on or prior to the Dividend Payment Date related to such record date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such preceding record date notwithstanding such conversion.

(D)           No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of any shares of Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series B Convertible Redeemable Preferred Stock, the corporation shall pay to the holder of such share of Series B Convertible Redeemable Preferred Stock an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to such fraction multiplied by the reported closing price (as defined above) of the Common Stock at the close of business on the day on which such share or shares of Series B Convertible Redeemable Preferred Stock are surrendered for conversion in the manner set forth above, or if such date is not a trading date, on the next succeeding trading date. If more than one certificate representing shares of Series B Convertible Redeemable Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Convertible Redeemable Preferred Stock represented by such certificates, or the specified portions thereof to be converted, so surrendered.

(E)           The Conversion Rate shall be adjusted from time to time as follows:

(i)            In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock and the Series B Convertible Redeemable Preferred Stock is not similarly subdivided, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock and the Series B Convertible Redeemable Preferred Stock is not similarly subdivided, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(ii)            Whenever the Conversion Rate is adjusted as herein provided, (x) the corporation shall promptly file with any Conversion Agent a certificate of a firm of independent public accountants setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the corporation to any Conversion Agent and mailed by the corporation to each holder of shares of Series B Convertible Redeemable Preferred Stock at their last address as the same appears on the books of the corporation.

(F)           In case of any consolidation of the corporation with, or merger of the corporation into, any other entity (other than a merger or consolidation in which the corporation is the continuing corporation) or any sale or conveyance to another corporation of the property of the corporation as an entirety or substantially as an entirety, or in the case of a statutory exchange of securities with another corporation, or any reclassification of shares, the Conversion Rate shall not be adjusted but each holder of a share of Series B Convertible Redeemable Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, sale, conveyance, exchange or reclassification had such share of Series B Convertible Redeemable Preferred Stock been converted immediately prior to such consolidation, merger, sale, conveyance, exchange or reclassification. Provision shall be made in any such consolidation, merger, sale, conveyance, exchange or reclassification for adjustments in the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section (E). The above provisions shall similarly apply to successive consolidations, mergers, sales, conveyances, exchange or reclassification.

For purposes of this Section 5, “Common Stock” includes any stock of any class of the corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and which is not subject to redemption by the corporation. However, subject to the provisions of paragraph (F) above, shares issuable on conversion of shares of Series B Convertible Redeemable Preferred Stock shall include only shares of the class designated as Common Stock of the corporation on the date of the initial issuance of Series B Convertible Redeemable Preferred Stock by the corporation, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and which are not subject to redemption by the corporation.

In case:

(i)           the corporation shall declare a stocks split, stock dividend (or any other distribution) on its Common Stock that would cause an adjustment to the Conversion Rate of the Series B Convertible Redeemable Preferred Stock pursuant to the terms of subparagraph (i) of Paragraph (E) above; or

(ii)          of any reclassification of the Common Stock of the corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the corporation is a party and for which approval of any stockholders of the corporation is required, or of the sale or conveyance, of the property of the corporation as an entirety or substantially as an entirety; or

(iii)          of the voluntary or involuntary dissolution, liquidation or winding up of the corporation;

then the corporation shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all holders of shares of Series B Convertible Redeemable Preferred Stock at each such holder's last address as the same appears on the books of the corporation, at least 20 days (or 10 days in any case specified in clause (i) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iii) above.

The corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Series B Convertible Redeemable Preferred Stock pursuant hereto; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series B Convertible Redeemable Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid.

The corporation covenants that all shares of Common Stock which may be delivered upon conversions of shares of Series B Convertible Redeemable Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any pre-emptive rights. The corporation further covenants that, if necessary, it shall reduce the par value of the Common Stock so that all shares of Common Stock delivered upon conversion of shares of Series B Convertible Redeemable Preferred Stock are fully paid and non-assessable.

The corporation covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common; Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Convertible Redeemable Preferred Stock not theretofore converted. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Convertible Redeemable Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series B Convertible Redeemable Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Series B Convertible Redeemable Preferred Stock is authorized in all respects.

Section 6.              Liquidation.

In the event of any voluntary or involuntary dissolution, liquidation or winding up of the corporation (for the purposes of this Section 6, a “Liquidation”), after any distribution of assets is made to the holders of any other class or series of stock that ranks prior to the Series B Convertible Redeemable Preferred Stock in respect of distributions upon the Liquidation of the corporation, the holder of each share of Series B Convertible Redeemable Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its stockholders, an amount on a pari passu basis equal to ten times the amount per share distributed to the holders of the Common Stock.

The voluntary sale, conveyance, lease, exchange or transfer of the property of the corporation as an entirety or substantially as an entirety, or the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into the corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the corporation, shall not be deemed to be a Liquidation of the corporation for the purposes of the Section 6 (unless in connection therewith the Liquidation of the corporation is specifically approved).

The holder of any shares of Series B Convertible Redeemable Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 6 until such holder shall cause to be delivered to the corporation (i) the certificate or certificates representing such shares of Series B Convertible Redeemable Preferred Stock and (ii) transfer instrument or instruments satisfactory to the corporation and sufficient to transfer such shares of Series B Convertible Redeemable Preferred Stock to the corporation free of any adverse interest. As in the case of the redemption price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series B Convertible Redeemable Preferred Stock will not be entitled to any further participation in any distribution of assets by the corporation.

Section 7.              Payments.

The corporation may provide funds for any payment of the redemption price for any shares of Series B Convertible Redeemable Preferred Stock or any amount distributable with respect to any Series B Convertible Redeemable Preferred Stock under Section 6 hereof by depositing such funds with a bank or trust company selected by the corporation having a net worth of at least $50,000,000 and organized under the laws of the United States or any state thereof, in trust for the benefit of the holder of such shares of Series B Convertible Redeemable Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such shares of Series B Convertible Redeemable Preferred Stock which shall reasonably be required by the corporation. The corporation shall be entitled to make any deposit of funds contemplated by this section 7 under arrangements designated to permit such funds to generate interest or other income for the corporation, and the corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this section 7, provided that the corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy if the conditions precedent to the disbursement of any funds deposited by the corporation pursuant to this Section 7 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which been originally intended shall have the right to look only to the corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such of such funds to the corporation.

Any payment which may be owed for the payment of the redemption price for any shares of Series B Convertible Redeemable Preferred Stock pursuant to Section 4 or the payment of any amount distributable with respect to the shares of Series B Convertible Redeemable Preferred Stock under Section 6 shall be deemed to have been “paid or properly provided for” upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at the address of such person then appearing on the books of the corporation.

Section 8.              Status of Reacquired Shares.

Shares of Series B Convertible Redeemable Preferred Stock issued and reacquired by the corporation shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, subject to later issuance.

Section 9.              Preemptive Rights.

Holders of shares of Series B Convertible Redeemable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the corporation.

Section 10.            Legal Holidays.

In any case where any Dividend Payment Date, redemption date or the last date on which a holder of Series B Convertible Redeemable Preferred Stock has the right to convert such holder's shares of Series B Convertible Redeemable Preferred Stock shall not be a Business Day (as defined below), then (notwithstanding any other provision of this Certificate of Designation of the Series B Preferred Stock) payment of a dividend due or a redemption price or conversion of the shares of Series B Convertible Redeemable Preferred Stock need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or redemption date or the last day for conversion, provided that, for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Payment Date or redemption date, as the case may be. As used in this Section 10, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

ELEVENTH:  For the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its Directors and stockholders:

A.     The number of Directors constituting the Corporations' Board of Directors shall be determined by the Board of Directors, from time to time. The term of office of all Directors shall expire at the 2013 annual meeting of stockholders of the Corporation. Commencing with the 2013 annual meeting of stockholders, the Directors constituting the Corporation's Board of Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be determined by the Board of Directors consistent with the terms of this Article ELEVENTH. At the 2013 annual meeting of stockholders, one class shall be elected to a term expiring at the annual meeting of stockholders to be held in 2014, another class shall be elected to a term expiring at the annual meeting of stockholders to be held in 2015, and another class shall be elected to a term expiring at the annual meeting of stockholders to be held in 2016, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the election in 2014, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

B.     Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director appointed by the Board of Directors in accordance with the preceding sentence shall hold office and shall be elected for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified.

ANNEX B

AMENDMENT
TO
AMENDED AND RESTATED 2009 EQUITY COMPENSATION PLAN

NeoStem Proposal 5 presents for stockholder consideration the following amendment to the first sentence of Section 3 of the NeoStem, Inc. Amended and Restated 2009 Equity Compensation Plan:

"Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5,995,000 Shares, all of which may be issued in respect of Incentive Stock Options."

Other than the amendment to the text of the first sentence of Section 3 as set forth above, in all other respects the text of the NeoStem, Inc. Amended and Restated 2009 Equity Compensation Plan would appear as such document was filed with the Securities and Exchange Commission on September 7, 2012 as Appendix B to NeoStem's Definitive Proxy Statement for NeoStem's 2012 Annual Meeting of Stockholders.

NeoStem, Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of NeoStem, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on October 2, 2013.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by Mail:
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND INSERT IN ENVELOPE PROVIDED ▼

NEOSTEM, INC.

FORM OF PROXY CARD FOR HOLDERS OF COMMON STOCK

October 3, 2013

The undersigned hereby appoints Robin L. Smith and Catherine M. Vaczy, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the NeoStem, Inc. Annual Meeting of Stockholders to be held on October 3, 2013 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned.

PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE
(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

PROXY - COMMON STOCK

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED "**FOR**" PROPOSALS 1, 2, 3, 5 AND 6 AND FOR A VOTE OF "**EVERY YEAR**" AS TO PROPOSAL 4.

Please mark, sign and date this proxy and return it promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you attend.

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

THE NEOSTEM, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 5 AND 6, AND A VOTE OF "EVERY YEAR" AS TO PROPOSAL 4.

Please mark your votes like this ☒

▼ FOLD AND INSERT IN ENVELOPE PROVIDED ▼

2a. If Proposal 1 is approved, election of (i) three Class I directors to an initial one-year term expiring at the 2014 annual meeting of stockholders, (ii) two Class II directors to an initial two-year term expiring at the 2015 annual meeting of stockholders, and (iii) two Class III directors to an initial three-year term expiring at the 2016 annual meeting of stockholders:

NOMINEES:

(01) Andrew L. Pecora (Class I)
(02) Richard Berman (Class I)
(03) Eric H.C. Wei (Class I)
(04) Drew Bernstein (Class II)
(05) Martyn D. Greenacre (Class II)
(06) Robin L. Smith, M.D. (Class III)
(07) Steven S. Myers (Class III)

INSTRUCTION: To withhold authority for any individual nominee(s), print nominee's name(s) on the lines below.)

____

____

FOR all nominees listed to the left (except as marked to the contrary below) ☐ **WITHHOLD AUTHORITY** to vote for all nominees listed to the left ☐

2b. If Proposal 1 is not approved, election of seven nominees to the Board of Directors, each to serve a one-year term extending until the 2014 annual meeting of stockholders:

NOMINEES:

(01) Robin L. Smith, M.D.
(02) Richard Berman
(03) Steven S. Myers
(04) Drew Bernstein
(05) Eric H.C. Wei
(06) Andrew L. Pecora, M.D.
(07) Martyn D. Greenacre

INSTRUCTION: To withhold authority for any individual nominee(s), print nominee's name(s) on the lines below.)

____

____

FOR all nominees listed to the left (except as marked to the contrary below) ☐ **WITHHOLD AUTHORITY** to vote for all nominees listed to the left ☐

3. Approval of the following advisory (non-binding) resolution:

4 To vote on an advisory (non-binding) basis on the frequency of stockholder advisory votes on executive compensation: **EVERY YEAR** ☐ **EVERY 2 YEARS** ☐ **EVERY 3 YEARS** ☐ **ABSTAIN** ☐

In their discretion, the proxies named on the reverse side are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof and upon matters incident to the conduct of the Meeting.

Signature ______________________ **Signature** ______________________ **Date** __________, **2013.**

NOTE: Please sign exactly as your name appears hereon. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation or other entity, please sign in full entity name by principal executive officer or other authorized signatory.

NeoStem, Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of NeoStem, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on October 2, 2013.

Vote Your Proxy on the Internet:

Go to www.cstproxyvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone:
Call 1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND INSERT IN ENVELOPE PROVIDED ▼

NEOSTEM, INC.

October 3, 2013

The undersigned hereby appoints Robin L. Smith and Catherine M. Vaczy, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the NeoStem, Inc. Annual Meeting of Stockholders to be held on October 3, 2013 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned.

PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE
(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

PROXY - PREFERRED STOCK

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED "**FOR**" PROPOSALS 1, 2, 3, 5 AND 6 AND FOR A VOTE OF "**EVERY YEAR**" AS TO PROPOSAL 4.

Please mark, sign and date this proxy and return it promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you attend.

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

THE NEOSTEM, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 5 AND 6, AND A VOTE OF "EVERY YEAR" AS TO PROPOSAL 4.

Please mark your votes like this ☒

▼ FOLD AND INSERT IN ENVELOPE PROVIDED ▼

2a. If Proposal 1 is approved, election of (i) three Class I directors to an initial one-year term expiring at the 2014 annual meeting of stockholders, (ii) two Class II directors to an initial two-year term expiring at the 2015 annual meeting of stockholders, and (iii) two Class III directors to an initial three-year term expiring at the 2016 annual meeting of stockholders:

NOMINEES:

(01) Andrew L. Pecora (Class I)
(02) Richard Berman (Class I)
(03) Eric H.C. Wei (Class I)
(04) Drew Bernstein (Class II)
(05) Martyn D. Greenacre (Class II)
(06) Robin L. Smith, M.D. (Class III)
(07) Steven S. Myers (Class III)

INSTRUCTION: To withhold authority for any individual nominee(s), print nominee's name(s) on the lines below.)

____

____

FOR all nominees listed to the left (except as marked to the contrary below) ☐ **WITHHOLD AUTHORITY** to vote for all nominees listed to the left ☐

2b. If Proposal 1 is not approved, election of seven nominees to the Board of Directors, each to serve a one-year term extending until the 2014 annual meeting of stockholders:

NOMINEES:

(01) Robin L. Smith, M.D.
(02) Richard Berman
(03) Steven S. Myers
(04) Drew Bernstein
(05) Eric H.C. Wei
(06) Andrew L. Pecora, M.D.
(07) Martyn D. Greenacre

INSTRUCTION: To withhold authority for any individual nominee(s), print nominee's name(s) on the lines below.)

____

____

FOR all nominees listed to the left (except as marked to the contrary below) ☐ **WITHHOLD AUTHORITY** to vote for all nominees listed to the left ☐

3. Approval of the following advisory (non-binding) resolution: — **FOR** ☐ **AGAINST** ☐ **ABSTAIN** ☐

4 To vote on an advisory (non-binding) basis on the frequency of stockholder advisory votes on executive compensation: — **EVERY YEAR** ☐ **EVERY 2 YEARS** ☐ **EVERY 3 YEARS** ☐ **ABSTAIN** ☐

In their discretion, the proxies named on the reverse side are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof and upon matters incident to the conduct of the Meeting.

Signature ______________________ **Signature** ______________________ **Date** __________, **2013.**

NOTE: Please sign exactly as your name appears hereon. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation or other entity, please sign in full entity name by principal executive officer or other authorized signatory.